EXHIBIT 4.19


                                CREDIT AGREEMENT

                            DATED AS OF JUNE 27, 2002

                                      AMONG


                      CAPITAL ENVIRONMENTAL RESOURCE INC./
                   RESSOURCES ENVIRONNEMENTALES CAPITAL INC.,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                   AS LENDERS,

                      BANK OF AMERICA, N.A. (CANADA BRANCH)

                             AS ADMINISTRATIVE AGENT

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                               AS MANAGING AGENT,



                         BANC OF AMERICA SECURITIES LLC

                                       AND

                       CANADIAN IMPERIAL BANK OF COMMERCE

                    AS CO-LEAD ARRANGERS AND CO-BOOK MANAGERS

                                TABLE OF CONTENTS

                                                                                                 PAGE
ARTICLE I         DEFINITIONS......................................................................1

1.1               Certain Defined Terms............................................................1

1.2               Other Interpretive Provisions...................................................21

1.3               Accounting Principles...........................................................21

ARTICLE II        THE CREDITS.....................................................................22

2.1               Borrowings......................................................................22

         2.1.1    Commitments to Make Loans to Borrower...........................................22

         2.1.2    Ability to Reborrow.............................................................23

         2.1.3    Procedure for Borrowings of a Canadian Dollar Loan..............................23

         2.1.4    Conversion and Continuation Elections for Borrowings............................24

         2.1.5    Optional Prepayments of Borrowings..............................................25

         2.1.6    Required Commitment Reductions; Repayment of Borrowings.........................25

2.2               Fronting Bank and Participating Lenders.........................................26

         2.2.1    Funding by Participating Lender.................................................26

         2.2.2    Unconditional Participations in Loans...........................................26

2.3               Bankers' Acceptances and BA Equivalent Notes....................................29

         2.3.1    Commitments to Accept Drafts and Purchase BA Equivalent Notes...................29

         2.3.2    Procedure for Bankers' Acceptances..............................................29

         2.3.3    Maturity of Bankers' Acceptances................................................31

         2.3.4    Special Provisions for Bankers' Acceptances.....................................31

         2.3.5    Power of Attorney for Drafts and BA Equivalent Notes............................32

         2.3.6    Non-Use Fee.....................................................................32

2.4               Interest........................................................................32

2.5               Fees............................................................................33

         2.5.1    Agency and Arrangement and Fronting Fees........................................33

         2.5.2    Non-Use Fees....................................................................33

         2.5.3    BA Fees.........................................................................34

2.6               Computation of Fees and Interest................................................34

2.7               Mandatory Prepayments...........................................................35

         2.7.1    Mandatory Prepayments Resulting from Commitment Reductions......................35

                                       -i-

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                      PAGE

                                       -2-

         2.7.2    Mandatory Prepayments Resulting from Currency Fluctuations......................35

         2.7.3    Mandatory Payments Resulting from Issuance of Debt..............................35

2.8               Reduction or Termination of the Commitments.....................................35

         2.8.1    Mandatory Reduction of Commitments..............................................35

         2.8.2    Voluntary Reduction of Commitments..............................................36

         2.8.3    General Provisions Regarding Commitment Reductions..............................36

2.9               Payments by the Borrower........................................................36

2.10              Payments by the Lenders to the Administrative Agent.............................37

2.11              Sharing of Payments, etc........................................................38

2.12              Hedging Arrangements............................................................39

ARTICLE III       LOAN ACCOUNTS; NOTES............................................................39

3.1               Loan Accounts...................................................................39

3.2               Notes...........................................................................39

ARTICLE IV        THE LETTERS OF CREDIT...........................................................40

4.1               The Letter of Credit Subfacility................................................40

4.2               Issuance, Amendment and Renewal of Letters of Credit............................41

4.3               Risk Participations, Drawings and Reimbursements................................43

4.4               Repayment of Participations.....................................................44

4.5               Role of the Issuing Lender......................................................45

4.6               Obligations of the Borrower.....................................................46

4.7               Cash Collateral Pledge..........................................................47

4.8               Letter of Credit Fees...........................................................47

4.9               Applicability of ISP98 and UCP..................................................48

ARTICLE V         TAXES, YIELD PROTECTION AND ILLEGALITY..........................................48

5.1               Taxes...........................................................................48

5.2               Illegality......................................................................51

5.3               Increased Costs and Reduction of Return.........................................51

5.4               Funding Losses..................................................................52

                                      -ii-

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                      PAGE

                                       -3-

5.5               Inability to Determine Rates....................................................53

5.6               Certificates of Lenders.........................................................53

5.7               Substitution of Lenders.........................................................53

5.8               Right of Lenders to Fund through Branches and Affiliates........................53

5.9               Survival........................................................................53

5.10              Currency Protection.............................................................53

ARTICLE VI        CONDITIONS PRECEDENT............................................................54

6.1               Conditions to Effectiveness.....................................................54

                  (a)      Credit Agreement and Other Loan Documents..............................54

                  (b)      Resolutions; Incumbency................................................54

                  (c)      Organization Documents; Good Standing..................................54

                  (d)      Payment of Fees........................................................54

                  (f)      Insurance..............................................................55

                  (g)      Certificate............................................................55

                  (h)      Legal Opinions.........................................................55

                  (i)      No Cessation of Financing Market.......................................55

                  (j)      Registration of Collateral Documents; Searches.........................55

                  (k)      Certificate as to Jurisdictions........................................56

                  (l)      Delivery of Financial Statements.......................................56

                  (m)      Indebtedness...........................................................56

                  (n)      Direction..............................................................56

                  (o)      Other Documents........................................................56

6.2               Conditions to All Credit Extensions.............................................57

                  (a)      Notice, Application....................................................57

                  (b)      Continuation of Representations and Warranties.........................57

                  (c)      No Existing Default....................................................57

ARTICLE VII       REPRESENTATIONS AND WARRANTIES..................................................57

7.1               Existence and Power.............................................................57

                                      -iii-

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                      PAGE

                                       -4-

7.2               Authorization; No Contravention.................................................58

7.3               Governmental Authorization......................................................58

7.4               Binding Effect..................................................................58

7.5               Financial Statements............................................................58

7.6               No Material Adverse Change......................................................58

7.7               Litigation and Guarantee Obligations............................................58

7.8               Ownership of Properties; Liens..................................................59

7.9               Subsidiaries....................................................................59

7.10              Pension Plans...................................................................59

7.11              Taxes...........................................................................59

7.12              Solvency, etc...................................................................59

7.13              Hazardous Materials.............................................................59

         7.13.1   Release and Disposal............................................................60

         7.13.2   Treatment and Storage...........................................................60

7.14              Absence of Default..............................................................60

7.15              Leased Premises.................................................................60

7.16              Information.....................................................................60

7.17              Burdensome Obligations..........................................................60

7.18              Labor Matters...................................................................60

ARTICLE VIII      COVENANTS.......................................................................61

8.1               Certificates and Other Information..............................................61

         8.1.1    Annual Reports..................................................................61

         8.1.2    Interim Reports.................................................................61

         8.1.3    Compliance Certificates.........................................................62

         8.1.4    Reports to Securities Commissions and to Shareholders...........................62

         8.1.5    Notice of Default, Litigation and Pension Plan Matters..........................62

         8.1.6    Subsidiaries....................................................................63

         8.1.7    Projections.....................................................................63

                                      -iv-

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                      PAGE

                                       -5-

         8.1.8    Summary of Insurance Coverage...................................................63

         8.1.9    Other Information...............................................................63

8.2               Records and Inspections.........................................................63

8.3               Insurance.......................................................................63

8.4               Compliance with Laws; Payment of Taxes and Liabilities..........................64

8.5               Maintenance of Existence, etc...................................................64

8.6               Financial Covenants.............................................................64

         8.6.1    Net Worth.......................................................................64

         8.6.2    Fixed Charge Coverage Ratio.....................................................64

         8.6.3    Leverage Ratio..................................................................65

         8.6.4    Pro Forma Adjusted EBITDA.......................................................65

         8.6.5    Capital Expenditures............................................................66

8.7               Limitation on Debt..............................................................66

8.8               Liens...........................................................................67

8.9               Restricted Payments.............................................................67

8.10              Advances and Other Investments..................................................67

8.11              Mergers, Consolidations and Amalgamations; Acquisitions.........................68

8.12              Asset Sales.....................................................................69

8.13              Use of Proceeds.................................................................69

8.14              Transactions with Affiliates....................................................69

8.15              Pension Plans...................................................................69

8.16              Environmental Covenants.........................................................69

         8.16.1   Environmental Response Obligation...............................................69

         8.16.2   Environmental Liabilities.......................................................70

8.17              Unconditional Purchase Obligations..............................................70

8.18              Further Assurances..............................................................70

8.19              Operating Leases................................................................70

8.20              Business........................................................................70

                                       -v-

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                      PAGE

                                       -6-

8.21              Inconsistent Agreements.........................................................70

8.22              Other Negative Pledges..........................................................71

8.23              Redeemable Equity Interests.....................................................71

8.24              1312654 Ontario Inc.............................................................71

8.25              Additional Subsidiaries; Additional Liens.......................................71

8.26              Foreign Subsidiaries............................................................71

8.27              WSI Acquisition Purchase Price..................................................71

ARTICLE IX        EVENTS OF DEFAULT...............................................................72

9.1               Event of Default................................................................72

                  (a)      Non-Payment of the Loans, etc..........................................72

                  (b)      Non-Payment of Other Debt..............................................72

                  (c)      Other Material Obligations.............................................72

                  (d)      Voluntary Bankruptcy...................................................72

                  (e)      Involuntary Bankruptcy.................................................73

                  (f)      Other Jurisdictions....................................................74

                  (g)      Judgments..............................................................74

                  (h)      Seizures...............................................................74

                  (i)      Non-Monetary Judgments.................................................74

                  (j)      Non-Compliance with Provisions of any Loan Document....................75

                  (k)      Representations and Warranties.........................................75

                  (l)      Pension Plans..........................................................75

                  (m)      Invalidity of Collateral Documents, etc................................75

                  (n)      Invalidity of Guaranties, etc..........................................75

                  (o)      Change of Control......................................................75

                  (p)      Bonding Arrangements...................................................75

                  (q)      Material Adverse Change................................................76

                  (r)      Landfill Obligations...................................................76

9.2               Remedies........................................................................76

                                      -vi-

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                      PAGE

                                       -7-

9.3               Rights Not Exclusive............................................................77

ARTICLE X         THE ADMINISTRATIVE AGENT AND THE MANAGING AGENT.................................77

10.1              Appointment and Authorization...................................................77

10.2              Delegation of Duties............................................................77

10.3              Liability of Administrative Agent and Managing Agent............................78

10.4              Reliance by Administrative Agent and the Managing Agent.........................78

10.5              Notice of Default...............................................................79

10.6              Credit Decision.................................................................79

10.7              Indemnification of Administrative Agent and the Managing Agent..................79

10.8              Administrative Agent and Managing Agent in their Individual Capacity............80

10.9              Successor Administrative Agent..................................................80

10.10             Administrative Agents May File Proofs of Claim..................................81

10.11             Other Agents....................................................................82

10.12             Quebec Security.................................................................82

ARTICLE XI        MISCELLANEOUS...................................................................83

11.1              Amendments and Waivers..........................................................83

11.2              Notices.........................................................................84

11.3              No Waiver; Cumulative Remedies..................................................85

11.4              Attorney Costs, Expenses and Taxes..............................................85

11.5              Indemnification by the Borrower.................................................86

11.6              Payments Set Aside..............................................................86

11.7              Successors and Assigns..........................................................87

11.8              Assignments, Participations, etc................................................87

11.9              SPC.............................................................................90

11.10             Confidentiality.................................................................91

11.11             Set-off.........................................................................91

11.12             Notification of Addresses, Lending Offices, Etc.................................91

11.13             Counterparts....................................................................92

                                      -vii-

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                      PAGE

                                       -8-

11.14             Severability....................................................................92

11.15             No Third Parties Benefited......................................................92

11.16             Governing Law and Jurisdiction..................................................92

11.17             Waiver of Jury Trial............................................................92

11.18             Judgment........................................................................93

11.19             Entire Agreement................................................................93

11.20             Acknowledgements and Agreements regarding Collateral Releases...................93

11.21             Survival of Representations and Warranties......................................94

SCHEDULES

Schedule 1.1A         Commitments, Pro Rata Shares and Loan Participation
                       Commitments
Schedule 1.1B         Pricing Schedule
Schedule 1.1C         Permitted Adjustments to EBITDA
Schedule 4.1          Existing Letters of Credit
Schedule 7.7          Litigation and Guarantee Obligations
Schedule 7.9(a)       Subsidiaries and Other Investments
Schedule 7.9(b)       Foreign Subsidiaries and Other Investments
Schedule 7.10         Pension and Welfare Plans
Schedule 7.15         Leased Premises
Schedule 7.18         Labor Matters
Schedule 8.7          Debt
Schedule 8.8          Liens
Schedule 11.2         Canadian and Domestic Lending Offices, Addresses for
                       Notices

EXHIBITS

Exhibit A-1           Form of Notice of Canadian Dollar Borrowing
Exhibit A-2           Form of Notice of BA Borrowing
Exhibit B-1           Form of Notice of Conversion/Continuation

Exhibit C             Form of Compliance Certificate

Exhibit D-1           Form of Opinion of Ontario Counsel
Exhibit D-2           Form of Opinion of Alberta and British Columbia Counsel

Exhibit E             Form of Assignment and Assumption

Exhibit F-1           Form of Promissory Note (Borrower)
Exhibit F-2           Form of BA Equivalent Note

Exhibit G             Form of Subsidiary Guaranty

Exhibit H-1           Form of Security Agreement (Subsidiaries)
Exhibit H-2           Form of Security Agreement (Borrower)
Exhibit H-3           Form of Collateral Mortgage (Subsidiaries)
Exhibit H-4           Form of Collateral Mortgage (Borrower)

Exhibit I-1           Form of Pledge Agreement (Borrower)
Exhibit I-2           Form of Pledge Agreement (Subsidiary)

Exhibit J             Form of Subordination Language

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT is entered into as of June 27, 2002 among CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC., an Ontario corporation (the "BORROWER"), various financial institutions, as Lenders, BANK OF AMERICA, N.A. (Canada Branch) ("BANK OF AMERICA"), as Administrative Agent and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Managing Agent.

      WHEREAS:

      A. The Borrower, CERI, L.P., various financial institutions, as Lenders, Bank of America, N.A. as U.S. Agent, and Bank of America Canada, as Canadian Agent, entered into a Second Amended and Restated Credit Agreement dated as of November 26, 1999 (as amended, supplemented or otherwise modified or restated from time to time, the "EXISTING CREDIT AGREEMENT"), and the Borrower, various financial institutions and Bank of America, N.A., as agent entered into a Term Loan Agreement dated as of November 26, 1999 (as amended, supplemented or otherwise modified or restated from time to time, the "EXISTING TERM LOAN AGREEMENT"); and

      B. The Lenders have agreed to make Loans to the Borrower pursuant to the terms of this Agreement to assist the Borrower in refinancing the amounts borrowed under the Existing Credit Agreement and the Existing Term Loan Agreement, and to further assist the Borrower with certain of its future financing requirements;

      NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1   CERTAIN DEFINED TERMS. The following terms have the following meanings:

      ACQUIRED EBITDA means, for any period, an amount equal to EBITDA for any Person and its Subsidiaries, or EBITDA generated by any assets acquired during such period, adjusted to give effect to cost savings and expenses which would otherwise be accounted for as an S-X Adjustment, as if such cost savings or expenses were realized on the first day of the applicable period.

      ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger, consolidation or amalgamation or any other combination with another Person (other than a Person that is a Wholly-Owned Subsidiary); PROVIDED that (i) if the Borrower is involved in any such transaction described in this clause (c), the Borrower shall be the surviving entity (or, in the case of an amalgamation, the continuing or successor entity shall be liable for all obligations of the Borrower hereunder and under the other Loan Documents), and (ii) in the case of any other such transaction described in this clause (c), the surviving, continuing or successor entity shall be a Subsidiary.

      ADMINISTRATIVE AGENT means the Bank of America, N.A. (Canada Branch) and any successor Administrative Agent under SECTION 10.9.

      AFFECTED LENDER - see SECTION 5.7.

      AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

      AGENT-RELATED PERSONS means the Administrative Agent and the Managing Agent and any successor thereto in such capacity hereunder, together with their respective Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and CIBC in its capacity as the Managing Agent, the Arrangers) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      AGGREGATE BORROWING COMMITMENT means U.S.$61,000,000, as such amount may be increased or reduced pursuant to the terms and conditions hereof (including SECTIONS 2.1.1, 2.1.6 and 2.8).

      AGGREGATE BORROWINGS (US DOLLAR EQUIVALENT) means, at any time, the aggregate Dollar Equivalent of the principal amount of all outstanding Loans hereunder, plus the Dollar Equivalent of the face amount of all outstanding Bankers' Acceptances accepted hereunder, plus the aggregate Dollar Equivalent of the face amount of all outstanding BA Equivalent Notes hereunder, plus the aggregate Dollar Equivalent of the Effective Amount of all L/C obligations hereunder.

      AGGREGATE LOAN PARTICIPATION COMMITMENT means, at any time, the aggregate Loan Participation Commitments, if any, at such time, of the Participating Lenders equal to the Dollar Equivalent of such Loan Participation Commitment, as the same may be increased or reduced pursuant to the terms and conditions hereof; PROVIDED, HOWEVER, that the Aggregate Loan Participation Commitment represents only an obligation to participate in Outstandings of the Fronting Bank from time to time hereunder and is not an obligation to make new Credit Extensions to the Borrower. The Loan Participation Commitments on the Closing Date are nil.

      AGREEMENT means this Credit Agreement.

      APPLICABLE MARGIN means the applicable rate per annum for a Loan set forth in SCHEDULE 1.1B.

      APPROVED FUND - See SUBSECTION 11.8(f).

      ARRANGERS means Bank of America Securities LLC and Canadian Imperial Bank of Commerce.

      ASSET SALE means the sale, transfer, conveyance, lease or other disposition by the Borrower or any Subsidiary to any Person of, or the grant of any option, warrant or other right with respect to, any asset or rights of the Borrower or such Subsidiary or the sale, assignment, pledge or other transfer of any receivables, contract rights, general intangibles, chattel paper or instruments, with or without recourse (including any sale or other disposition of stock of any Subsidiary, including by amalgamation, merger, consolidation or otherwise), but EXCLUDING (i) sales of inventory in the ordinary course of business consistent with past practices, (ii) sales or other dispositions by a Subsidiary to the Borrower or to another Wholly-Owned Subsidiary or sales or other dispositions by the Borrower to a Wholly-Owned Subsidiary, and (iii) other sales or dispositions of assets or rights having an aggregate fair market value (for all such assets or rights) not exceeding Cdn.$1,000,000 in any Fiscal Year.

      ASSIGNMENT AND ASSUMPTION means an Assignment and Assumption substantially in the form of EXHIBIT E.

      ATTORNEY COSTS means and includes all reasonable fees and charges of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel, including all such fees, charges and disbursements.

      BA BORROWING means Bankers' Acceptances and BA Equivalent Notes accepted or purchased by the Lenders in amounts substantially equivalent (subject to SUBSECTION 2.3.2(b)) to their respective Pro Rata Shares on the same day and for the same term.

      BA DISCOUNT PROCEEDS means, with respect to any Bankers' Acceptance or BA Equivalent Note, an amount calculated on the applicable Borrowing Date which is (rounded to the nearest full cent) equal to the face amount of such Bankers' Acceptance or BA Equivalent Note divided by the sum of one plus the product of
(i) the BA Discount Rate applicable thereto, multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance or BA Equivalent Note and the denominator of which is 365.

      BA DISCOUNT RATE means, subject to SUBSECTION 2.3.4(b), with respect to any Bankers' Acceptances or BA Equivalent Notes to be purchased by the Lenders on any Borrowing Date, (i) for each Lender that is a bank named in Schedule I to the Bank Act, the CDOR for bankers' acceptances having an identical maturity date and (if shown on the CDOR page of the Reuters screen) comparable aggregate face amount to the maturity date and aggregate face amount of such Bankers' Acceptances, (ii) for each Lender that is not a bank named in Schedule I to the Bank Act, the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/100 of 1%) of the discount rate of interest at which each BA Reference Lender is offering as of 10:00 a.m. (Toronto time) on such Borrowing Date to purchase bankers' acceptances accepted by it having an identical maturity date and comparable aggregate face amount to the maturity date and aggregate face amount of the applicable Bankers' Acceptance of such BA Reference Lender, as notified by such Lender to the Administrative Agent and (iii) for each Non-BA Lender, the lesser of (A) the CDOR plus 0.10%, and (B) the annual interest rate which is the cost to such Non-BA

Lender of obtaining Canadian Dollars to fund such purchase by it, as notified by such Lender to the Administrative Agent.

      BA EQUIVALENT NOTE - see SECTION 2.3.1.

      BANK ACT means the BANK ACT (Canada).

      BA LENDER means any Lender which is a bank chartered under the Bank Act and which has not notified the Administrative Agent in writing that it is unwilling or unable to accept Drafts as provided in SECTION 2.3.

      BA REFERENCE BANK means Bank of America, N.A. (Canada Branch) and any other Lender which is a Schedule II bank under the Bank Act and which is designated in writing from time to time by the Administrative Agent; PROVIDED that if any such Person ceases to be a Lender, such Person should concurrently cease to be a BA Reference Bank.

      BANKER'S ACCEPTANCE and B/A mean an instrument denominated in Canadian Dollars, drawn by the Borrower and accepted by a Lender in accordance with this Agreement, and includes a depository note within the meaning of the DEPOSITORY BILLS AND NOTES ACT (Canada) and a bill of exchange within the meaning of the BILLS OF EXCHANGE ACT (Canada).

      BANK OF AMERICA - see the introductory paragraph.

      BORROWER - see the introductory paragraph.

      BORROWING means a borrowing hereunder consisting of (a) Canadian Dollar Loans of the same Type made to the Borrower on the same day by the Lenders under
SECTION 2.1 and, other than in the case of Prime Rate Loans, having the same Interest Period, (b) a BA Borrowing, or (c) a U.S. Base Rate Loan made pursuant to SECTION 2.2.2(g).

      BORROWING DATE means any date on which a Borrowing occurs under SECTION
2.1.3 or on which the Lenders accept Drafts and/or purchase BA Equivalent Notes pursuant to SECTION 2.3.2.

      BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada or New York, NY are authorized or required by law to close and, if the applicable Business Day relates to a Canadian Eurodollar Rate Loan, means such a day on which dealings in Canadian Dollars are carried on in the London interbank market.

      CANADIAN COST OF FUNDS RATE means a rate per annum equal to the cost of funds of the Administrative Agent as established by the Administrative Agent based on its customary practice.

      CANADIAN DOLLARS and CDN. $ each mean lawful money of Canada.

      CANADIAN DOLLAR BORROWING means a Borrowing consisting of Canadian Dollar Loans made by the Lenders to the Borrower ratably according to their respective Pro Rata Shares.

      CANADIAN DOLLAR LOAN means any Prime Rate Loan or Canadian Eurodollar Rate Loan made to the Borrower by a Lender under SECTION 2.1. All Canadian Dollar Loans shall be made in Canadian Dollars.

      CANADIAN EURODOLLAR RATE means, for any Interest Period with respect to a Canadian Eurodollar Rate Loan, the London Interbank Offered Rate (rounded upward, if necessary, to an integral multiple of 1/100 of 1%) for 1, 2, 3 or 6 month Canadian Dollar deposits (appearing on the Dow Jones Market Service Page 3740 (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time) at 11:00 a.m. London time two days prior to the commencement of the Interest Period), adjusted for reserve requirements, if any.

      CANADIAN EURODOLLAR RATE LOAN means any Canadian Dollar Loan that bears interest based on the Canadian Eurodollar Rate.

      CAPITAL ADEQUACY REGULATION means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

      CAPITAL EXPENDITURES means, for any period, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower and its Subsidiaries during such period, but excluding expenditures made in connection with the replacement or restoration of assets during such period, PROVIDED a copy of the purchase order evidencing the replacement of such asset or similar evidence is provided to the Administrative Agent within 90 days of the loss or damage of such asset and such assets are replaced or restored within 360 days of the loss or damage of such asset, and to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with awards of compensation arising from the taking by expropriation, eminent domain or condemnation of the assets being replaced.

      CAPITAL LEASE means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which is required to be classified and accounted for as a capital lease on a balance sheet of such Person and its Subsidiaries under GAAP.

      CASH COLLATERAL means cash or deposit account balances which have been Cash Collateralized.

      CASH COLLATERALIZE means, with respect to the Borrower, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as collateral for the applicable Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent, acting reasonably. Derivatives of such term shall have corresponding meanings. The Borrower hereby grants the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in any such cash and deposit account balances. Cash Collateral shall be maintained in blocked, deposit accounts at the Administrative Agent or an Affiliate thereof.

      CASH EQUIVALENT INVESTMENT means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government, the Canadian Government or any agency, state, province or territory thereof, (b) commercial paper, certificates of deposit (or time deposits represented by certificates of deposit) or bankers' acceptances, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc. or R-1 by Dominion Bond Rating Service Limited, (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, that is issued or sold by any Lender or a commercial banking institution that is a member of the Federal Reserve System of the United States of America or is a Schedule I Canadian bank and has a combined capital and surplus and undivided profits of not less than a Dollar Equivalent amount of U.S.$500,000,000, (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans of any corporation (other than the Borrower or an Affiliate of the Borrower), state, province, territory or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia or of any province or territory of Canada or under the federal laws of the United States or Canada.

      CCRA means the Canada Customs and Revenue Agency, and any Governmental Authority succeeding to any of its principal functions under the Income Tax Act.

      CDOR means, for any day, the average of the annual discount rates (rounded upward to the nearest 1/100 of 1%) for bankers' acceptances denominated in Canadian Dollars for a specified term that appears on the CDOR page of the Reuters Screen as of 10:30 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:30 a.m. (Toronto time) on the immediately preceding Business Day), all as determined by the Administrative Agent.

      CHANGE OF CONTROL means (a) any Person or group of Persons, acting jointly or otherwise in concert, other than the Permitted Holders, shall acquire legal or beneficial ownership of 20% or more of the outstanding shares of common stock of the Borrower, or (b) during any 12-month period, individuals who at the beginning of such period constituted Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

      CIBC - see the introductory paragraph.

      CLOSING DATE means the date on which all conditions precedent to the effectiveness hereof set forth in SECTION 6.1 are satisfied by the Borrower or waived by all Lenders.

      COLLATERAL means any property on which or in which a Lien is granted to the Administrative Agent or any Lender pursuant to any Collateral Document.

      COLLATERAL DOCUMENTS means each Security Agreement, each Pledge Agreement, each Collateral Mortgage and any other document pursuant to which any Loan Party grants a Lien to either the Administrative Agent, or any Lender to secure any obligations hereunder or under any other Loan Document.

      COLLATERAL MORTGAGE means each of the collateral mortgages and fixed and floating charge debentures to be executed and delivered by the Borrower and each of its Subsidiaries having an interest in any real property, substantially in the form of Exhibits H-3 and H-4, respectively.

      COMMITMENT means, as to each Lender, the amount set forth opposite such Lender's name on SCHEDULE 1.1A, as adjusted from time to time in accordance with the terms of this Agreement. The initial amount of the combined Commitments is Cdn.$92,000,000, as such amount may be increased or reduced pursuant to the terms and conditions hereof (including SECTION 2.1.1, 2.1.6 and 2.8).

      COMMITMENT REDUCTION DATE - see SECTION 2.1.6.

      COMPUTATION DATE means the last Business Day of each calendar month and
(i) with respect to each Canadian Eurodollar Rate Loan, the date on which the Borrower borrows such Loan and each date on which the Borrower pays all or a portion of such Loan or converts or continues such Loan, (ii) with respect to each Prime Rate Loan, the date on which the Borrower borrows such Loan and each date on which the Borrower pays all or a portion of such Loan or converts or continues such Loan, (iii) with respect to any Bankers' Acceptance or BA Equivalent Note, the date of issuance or purchase thereof and the date of payment thereof, and (iv) with respect to each Letter of Credit issued for the account of the Borrower, the date on which such Letter of Credit is issued and on each date on which the Effective Amount of such Letter of Credit changes.

      COMPUTATION PERIOD means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

      CONSOLIDATED NET INCOME means, for any period, and for any Person and its Subsidiaries on a consolidated basis, the net income of such Person and its Subsidiaries from continuing operations (excluding gains or losses from dispositions of assets in accordance with GAAP and excluding extraordinary items) for that period.

      CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

      CONTROL means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. CONTROLLING and CONTROLLED have meanings correlative thereto.

      CONVERSION/CONTINUATION DATE means any Business Day on which (i) the Borrower converts Loans from one Type of Canadian Dollar Loan to the other Type or to a BA Borrowing, or (ii) the Borrower continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

      CREDIT EXTENSION means and includes (a) the making of any Loan hereunder,
(b) the acceptance of any Draft or the purchase of any BA Equivalent Note hereunder, and (c) the Issuance of any Letter of Credit hereunder.

      DEBT of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that, if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and bankers' acceptances issued for the account of such Person, (f) liabilities of such Person in respect of Hedging Agreements, and (g) all Guarantee Obligations (other than Guarantee Obligations in respect of operating leases of other Persons) of such Person.

      DEFAULTING LENDER means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of an Insolvency Proceeding.

      DOLLAR EQUIVALENT means, at any time, (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such Canadian Dollars.

      DOMESTIC LENDER means any Lender which is not a Foreign Lender.

      DRAFT - see SECTION 2.3.1.

      EBITDA means, with respect to any Computation Period and for any Person, Consolidated Net Income of such Person (excluding interest income, investment income, foreign exchange gains and foreign exchange losses) for such period, before deducting Interest Expense, taxes, depreciation and amortization.

      EFFECTIVE AMOUNT means, with respect to the outstanding L/C Obligations of the Borrower on any date, the aggregate face amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate face amount of the L/C Obligations as of such date, including as a result of any reimbursement of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

      ELIGIBLE ASSIGNEE - See SUBSECTION 11.8(f).

      ENVIRONMENTAL LAWS means all applicable federal, state, provincial, territorial or local statutes, laws, ordinances, rules, regulations, guidelines, orders and judgements (including consent decrees and administrative orders) relating to any hazardous, toxic or dangerous substance or material, public health and safety, the protection of the environment, land use, chemical use, pollution, sanitation or the health and welfare of any plant or animal.

      ENVIRONMENTAL LIABILITY means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      EVENT OF DEFAULT means any event or circumstance specified in SECTION 9.1.

      EXISTING CREDIT AGREEMENT - see the RECITALS.

      EXISTING LETTERS OF CREDIT - means the Letters of Credit listed on
SCHEDULE 4.1.

      EXISTING TERM LOAN AGREEMENT - see the RECITALS.

      FEDERAL FUNDS EFFECTIVE RATE means, for any day, the per annum rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States of America arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Board of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      FISCAL QUARTER means a fiscal quarter of a Fiscal Year.

      FISCAL YEAR means the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2002") refer to the Fiscal Year ending on December 31 of such calendar year.

      FIXED CHARGE COVERAGE RATIO means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the Computation Period ended on that date MINUS Capital Expenditures (other than Capital Expenditures made on account of a Municipal Service Contract in accordance with SECTION 8.6.5) made by the Borrower and its Subsidiaries during such Computation Period, TO (b) the sum of
(i) cash Interest Expense of the Borrower and its Subsidiaries payable for such Computation Period, PLUS (ii) the aggregate of all scheduled principal payments on Funded Debt payable by the Borrower and its Subsidiaries during such Computation Period, PLUS (iii) the aggregate of all cash taxes payable by the Borrower and its Subsidiaries during such Computation Period; PROVIDED that, (A) for the Computation Period ending June 30, 2002, Capital Expenditures made by the Borrower and its Subsidiaries during such Computation Period shall be deemed to be Cdn.$4,800,000, and (B) for the Fiscal Quarter ending June 30, 2002, the Fixed Charge Coverage Ratio shall be measured based on a three month period ending June 30, 2002; for the Fiscal Quarter ending September 30, 2002, the Fixed Charge Coverage Ratio shall be measured based on a six month period ending September 30, 2002; and for the Fiscal Quarter ending December 31, 2002, the Fixed Charge Coverage Ratio shall be measured based on a nine month period ending December 31, 2002. For greater certainty, for any Fiscal Quarter following December 31, 2002, the Fixed Charge Coverage Ratio will be measured based on the applicable Computation Period.

      FOREIGN LENDER means any Lender that is a non-resident of Canada for Canadian tax purposes and not an "authorized foreign bank" under Section 2 of the Bank Act which holds any Commitments and Loans hereunder as part of its Canadian banking business.

      FOREIGN SUBSIDIARY - see SECTION 7.9.

      FRONTING BANK means Bank of America, N.A. (Canada Branch).

      FUND - See SUBSECTION 11.8(f).

      FUNDED DEBT means all Debt of the Borrower and its Subsidiaries, excluding
(i) contingent obligations in respect of undrawn letters of credit and Guarantee Obligations (except to the extent constituting contingent obligations under letters of credit supporting, or Guarantee Obligations in respect of, Debt of a Person other than the Borrower or any Subsidiary), (ii) liabilities under Hedging Agreements, (iii) Debt of the Borrower to Wholly-Owned Subsidiaries and Debt of Subsidiaries to the Borrower or to other Wholly-Owned Subsidiaries, and
(iv) contingent obligations in respect of the WSI Acquisition.

      GAAP means U.S. generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      GOVERNMENTAL AUTHORITY means any nation or government, any state, province or territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      GUARANTEE OBLIGATION means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guarantee Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability guaranteed thereby. The indemnity obligations of a Person in respect of a performance bond issued for its own account do not constitute Guarantee Obligations.

      GUARANTOR means (a) as of the Closing Date, each Subsidiary listed on
SCHEDULE 7.9(a) and (b) thereafter, the entities referred to in clause (a) and each other Person which from time to time executes and delivers a Guaranty (other than any of the foregoing which is released from its obligations under the applicable Guaranty in accordance with the terms hereof).

      GUARANTY means the Subsidiary Guaranty issued or to be issued by various Subsidiaries, substantially in the form of Exhibit G.

      HAZARDOUS MATERIAL means any hazardous, toxic or dangerous substance or material defined as such in (or for purposes of) any Environmental Law.

      HEDGING AGREEMENT means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      HONOUR DATE - see SUBSECTION 4.3(b).

      INCOME TAX ACT means the INCOME TAX ACT (Canada).

      INDEMNIFIED LIABILITIES - see SECTION 11.5.

      INDEMNIFIED PERSON - see SECTION 11.5.

      INSOLVENCY PROCEEDING means, with respect to any Person, any case, action or proceeding of the type specified in any of SUBSECTIONS 9.1 (d), (e) AND (f).

      INTEREST EXPENSE means, for any period and for any Person, the consolidated interest expense of such Person and its Subsidiaries for such period (including all imputed interest on Capital Leases but excluding interest paid in kind on subordinated or convertible subordinated debt that is not repayable in cash prior to the scheduled Termination Date).

      INTEREST PAYMENT DATE means (a) as to any Canadian Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan (and, if any Interest Period exceeds three months, the three-month anniversary of the first day of any such Interest Period) and the Termination Date (or the date on which the Commitments are otherwise terminated in accordance with the provisions of this Agreement), and (b) as to any Prime Rate Loan or U.S. Base Rate Loan, the last Business Day of each calendar month and the Termination Date (or the date on which the Commitments are otherwise terminated in accordance with the provisions of this Agreement).

      INTEREST PERIOD means, as to any Canadian Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or the Conversion/Continuation Date on which such Loan is converted into or continued as a Canadian Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; PROVIDED that:

      (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (ii) any Interest Period for a Canadian Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

      (iii) the Borrower shall select Interest Periods for Loans so that the aggregate principal amount of all Canadian Eurodollar Rate Loans to the Borrower having Interest Periods ending on or after the Commitment Reduction Date, plus the Effective Amount of all Letters of Credit issued for the account of the Borrower scheduled to be outstanding after such Commitment Reduction Date plus the aggregate amount of all Bankers' Acceptances and BA Equivalent Notes maturing after such Commitment Reduction Date does not exceed the amount of the Commitments scheduled to be outstanding at the close of business on such Commitment Reduction Date; and

      (iv) no Interest Period for any Canadian Eurodollar Rate Loan shall extend beyond the scheduled Termination Date.

      INVESTMENT means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding any commission, travel or similar advance made in the ordinary course of business to directors, officers and employees of such Person or any of its Subsidiaries),

(b) any Guarantee Obligation of such Person, (c) any ownership or similar interest held by such Person in any other Person, and (d) deposits and the like relating to prospective acquisitions of businesses.

      ISSUANCE DATE - see SUBSECTION 4.1(a).

      ISSUE means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

      ISSUING LENDER means Bank of America in its capacity as issuer of one or more Letters of Credit for the account of the Borrower hereunder, together with any replacement therefor pursuant to SECTION 10.9.

      LANDFILL OBLIGATION means any obligation to pay royalties or to perform disposal services for less than fair market value or any similar obligation, in each case owed to the seller of the PaintEarth landfill purchased by the CWR Waste Management Corporation Inc. (a predecessor of the Borrower). The amount of any Landfill Obligation shall, as of any date, be the present value of the maximum amount which is reasonably expected to be paid (or, in the case of services, the present value of the excess of the maximum expected fair market value of the services to be rendered over the amount, if any, to be paid for such services) in respect of such obligation during the 20 years following such date as reasonably estimated by the Borrower (subject to the approval of the Required Lenders, which shall not be unreasonably withheld).

      L/C ADVANCE means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

      L/C AMENDMENT APPLICATION means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall specify.

      L/C APPLICATION means an application form for issuance of a standby letter of credit as shall at any time be in use by the Issuing Lender, as the Issuing Lender shall specify.

      L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit by any beneficiary thereof which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under SUBSECTION 4.3(c).

      L/C COMMITMENT means the commitment of the Issuing Lender to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued for the account of the Borrower under ARTICLE IV, in an aggregate Effective Amount not to exceed on any date an amount equal to the lesser of (a) Cdn $25,000,000 and (b) the amount of the combined Commitments; IT BEING UNDERSTOOD that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

      L/C OBLIGATIONS means, with respect to the Borrower at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit Issued for the account of the

Borrower, plus (b) the amount of all outstanding L/C Borrowings resulting from Letters of Credit issued for the account of the Borrower.

      L/C-RELATED DOCUMENTS means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document executed by the Borrower relating to any Letter of Credit.

      L/C TERMINATION DATE means December 31, 2005.

      LENDER means each Lender listed on SCHEDULE 1.1A under the heading "Lender" and any other Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

      LENDING OFFICE means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" on SCHEDULE 11.2, or such other office or offices as shall be making or maintaining any Loan hereunder.

      LETTER OF CREDIT means any Existing Letter of Credit and any standby letter of credit Issued by the Issuing Lender pursuant to ARTICLE IV.

      LEVERAGE RATIO means, on any day, the ratio of (a) Funded Debt of the Borrower and the Subsidiaries on a consolidated basis as of the date of determination, to (b) Pro Forma Adjusted EBITDA of the Borrower and the Subsidiaries on a consolidated basis for the Computation Period ended on the most recent Quarterly Date.

      LIEN means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect of title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities,
(d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

      LOAN or LOANS means (a) one or more loans by a Lender to the Borrower pursuant to SECTION 2.1 (which may be Prime Rate Loans, Canadian Eurodollar
Rate Loans or, in the limited circumstances described in SECTION 2.2.2(g), U.S. Base Rate Loans), (b) amounts made available to the Administrative Agent for the account of the Issuing Lender by a Lender pursuant to SUBSECTION 4.3(c), (c) any borrowing by the Borrower pursuant to SUBSECTION 5.2(b) or (d) one or more loans by a Lender to the Borrower pursuant to SECTION 5.5.

      LOAN DOCUMENTS means this Agreement, the Notes, the Bankers' Acceptances, the BA Equivalent Notes, the Guaranties, the Collateral Documents, the L/C-Related Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

      LOAN PARTICIPATION COMMITMENT means, as to each applicable Lender, the aggregate amount as specified on SCHEDULE 1.1A.

      LOAN PARTICIPATION FUNDING - see SECTION 2.2.2.

      LOAN PARTICIPATION SHARE means as to any Participating Lender, at any time, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Participating Lender's Loan Participation Commitment divided by the Aggregate Loan Participation Commitment.

      LOAN PARTIES means the Borrower and each Guarantor and LOAN PARTY means any one of them.

      MANAGING AGENT means Canadian Imperial Bank of Commerce.

      MARGIN STOCK means "margin stock" as such term is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

      MATERIAL ADVERSE EFFECT means a material adverse effect on (a) the financial condition, operations, business or assets of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to timely and fully perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Lenders or the Issuing Lender thereunder.

      MATERIAL ENVIRONMENTAL EVENT means any event or condition relating to Hazardous Materials or resulting from a breach of any Environmental Law which is reasonably likely to result in liability to the Borrower and/or any Subsidiary during the term of this Agreement in an amount greater than Cdn.$1,300,000 for any single such event or condition or Cdn.$3,000,000 when combined with all other such events or conditions.

      MUNICIPAL SERVICE CONTRACT means any contract pursuant to which the Borrower or any of its Subsidiaries is to provide waste management services for a municipality located in Canada.

      NET CASH PROCEEDS means (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary pursuant to such Asset Sale, MINUS (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid as a result thereof, (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder), and (iv) any cash proceeds which the Borrower certifies to the Administrative Agent are to be used, and which are used, within 360 days after such Asset Sale to purchase replacement assets which perform the same or a similar function; PROVIDED a purchase order evidencing the replacement of such asset (or similar evidence) is provided to the Administrative Agent within 90 days after such Asset Sale; and (b) with respect to any issuance of any Debt (excluding Permitted Debt) by the

Borrower or its Subsidiaries, the aggregate cash proceeds received by the Borrower or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions, upfront fees and legal, accounting and investment banking fees).

      NET WORTH means the Borrower's consolidated shareholders' equity plus, to the extent not included in such consolidated shareholders' equity in accordance with GAAP, all common and preferred stock (excluding Redeemable Equity Interests issued after the date of this Agreement) as shown on the Borrower's consolidated balance sheet.

      NON-BA LENDER means any Lender which is not a BA Lender.

      NOTE means a promissory note executed by the Borrower in favour of a Lender pursuant to SECTION 3.2, in substantially the form of EXHIBIT F-1 or F-2, as applicable.

      NOTICE OF BA BORROWING means a notice by the Borrower in substantially the form of EXHIBIT A-2 requesting the acceptance of Bankers' Acceptances and the purchase of BA Equivalent Notes.

      NOTICE OF BORROWING means a notice by the Borrower in substantially the form of EXHIBIT A-1 requesting Canadian Dollar Loans.

      NOTICE OF CONVERSION/CONTINUATION means a notice by the Borrower pursuant to SECTION 2.1.4. in substantially the form of EXHIBIT B-1.

      OBLIGATIONS means all advances, debts, liabilities, obligations, covenants and duties arising under this Agreement or any other Loan Document owing by the Borrower to any Lender, the Administrative Agent or any Indemnified Person, whether absolute or contingent, due or to become due, or now existing or hereafter arising.

      OPERATING LEASE means any lease which is not a Capital Lease.

      ORGANIZATION DOCUMENTS means (i) for any corporation, the certificate or articles of incorporation or amalgamation, any memorandum and articles, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights or other shareholders' agreement (including any unanimous shareholders' agreement or declaration), and all applicable resolutions of the shareholders and/or the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust, and (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

      OTHER TAXES means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

      OUTSTANDINGS means, without duplication (i) with respect to any Lender, the aggregate principal amount of all outstanding Loans made by such Lender to the Borrower, PLUS the amount of the participation of such Lender in the Effective Amount of all L/C Obligations of the Borrower, PLUS the face amount of all Bankers' Acceptances accepted by such Lender or BA Equivalent Notes purchased by such Lender, and (ii) with respect to the Fronting Bank, means the total of the amounts referred to in (i) which have been made available to the Borrower on its own account and on account of any other Participating Lender.

      PARTICIPANT - see SUBSECTION 11.8(c).

      PARTICIPATING LENDER - see SUBSECTION 2.2.2(a).

      PARTICIPATION FUNDING NOTICE means a written notice from the Fronting Bank to the Administrative Agent directing the Administrative Agent to notify the Participating Lenders to fund their participations as provided in SECTION 2.2.

      PAYMENT OFFICE means the address for payments set forth on SCHEDULE 11.2 for the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with SECTION 11.2.

      PENSION PLAN means a pension plan established by the Borrower or any Subsidiary for any of its employees.

      PERMITTED ACQUISITION - see SECTION 8.11.

      PERMITTED DEBT means (i) secured Debt and unsecured Debt in a combined aggregate amount not at any time exceeding Cdn.$10,000,000; PROVIDED that the total aggregate amount of secured Debt shall not at any time exceed Cdn.$8,000,000, (ii) Subordinated Debt in an aggregate amount not at any time exceeding Cdn.$20,000,000.

      PERMITTED HOLDERS means (a) David Sutherland-Yoest (in this definition, the "PRIMARY PERMITTED HOLDER"); (b) the spouse of the Primary Permitted Holder (including any widow or widower); (c) any lineal descendent of the Primary Permitted Holder (treating for this purpose, any legally adopted descendant as a lineal descendant); (d) the estate of any Person listed in clauses (a) to (c);
(e) any trust primarily for the lineal descendants of the Primary Permitted Holder, spouses of such lineal descendants, the Primary Permitted Holder himself, or his spouse; and (f) any and all corporations which are directly or indirectly Controlled by any one or more of the foregoing.

      PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      PLEDGE AGREEMENT means the Securities Pledge Agreement (Borrower) issued by Borrower, substantially in the form of EXHIBIT I-1, and each Securities Pledge Agreement (Subsidiary) issued by any Subsidiary, substantially in the form of EXHIBIT I-2.

      PRIME RATE means, for any day, the higher of: (a) 1.00% per annum above the average 30 day bankers' acceptance rate that appears on the CDOR page of the Reuters screen at or about 10:30 a.m. (Toronto time) on such day as determined by the Administrative Agent; and (b) the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America in Toronto, Ontario as its "prime rate" for Canadian dollar commercial loans made in Canada. (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      PRIME RATE LOAN means a Canadian Dollar Loan that bears interest based on the Prime Rate.

      PRO FORMA ADJUSTED EBITDA means, for any period, an amount equal to the EBITDA of the Borrower and its Subsidiaries, adjusted (i) to include the permitted adjustments set out in Schedule 1.1C and (ii) to include, on a PRO FORMA basis to the extent not included in the EBITDA of the Borrower and its Subsidiaries, any Acquired EBITDA generated during such period (for which, and to the extent, financial statements are available and acceptable to the Administrative Agent) and acquired pursuant to a Permitted Acquisition (and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period) as if the Person or assets so acquired were owned by the Borrower for such period. Notwithstanding the foregoing, no more than 10% of Pro Forma Adjusted EBITDA may be represented by Acquired EBITDA for which the financial statements are not audited or subject to a "review engagement" by independent public accountants, or otherwise reviewed by a third party acceptable to the Administrative Agent in a manner acceptable to the Administrative Agent.

      PRO RATA SHARE means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (i) such Lender's Commitment, divided by (ii) the combined Commitments of all the Lenders; PROVIDED once the Commitments have been terminated, Pro Rata Share will mean, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (i) such Lender's Outstandings, divided by (ii) Total Outstandings.

      QUARTERLY DATE means the last day of each Fiscal Quarter.

      REDEEMABLE EQUITY INTEREST means, with respect to the Borrower or any Subsidiary, any preferred stock or other equity interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, in either case prior to the scheduled Termination Date.

      REGISTER - see SECTION 11.8.

      REPLACEMENT LENDER - see SECTION 5.7.

      REQUIRED LENDERS means, at any time, Lenders then holding at least 66-2/3% of the amount of the combined Commitments (or, after the Commitments have terminated, at least 66-2/3% of the Total Outstandings).

      REQUIRED PARTICIPATING LENDERS means, at any time, Participating Lenders then holding at least 50% of the amount of the combined Aggregate Loan Participation Commitments.

      REQUIREMENT OF LAW means, all federal, provincial, territorial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority, to the extent binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority).

      SAME DAY FUNDS means same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

      SECURITY AGREEMENT means each of the General Security Agreements issued by various Canadian Subsidiaries and the General Security Agreement issued by the Borrower, substantially in the form of EXHIBITS H-1 and H-2, respectively.

      SENIOR LEVERAGE RATIO means, on any day, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as of the date of determination, excluding all Subordinated Debt, to (b) Pro Forma Adjusted EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the Computation Period ended on the most recent Quarterly Date.

      SPC - see Section 11.9.

      SPOT RATE for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency in accordance with its customary procedures at approximately 10:30 a.m. (Toronto time) on the date as of which the foreign exchange computation is made.

      STAMPING FEE RATE means the applicable rate per annum for accepting a Bankers' Acceptance or purchasing a BA Equivalent Note set forth in SCHEDULE 1.1B.

      SUBORDINATED DEBT means (i) Debt of the Borrower existing on the Closing Date and designated as Subordinated Debt on SCHEDULE 8.7, and (ii) any other Debt of the Borrower having subordination terms and other terms approved in writing by the Required Lenders.

      SUBSIDIARY of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or by one or more of the Subsidiaries of such Person, or by a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

      S-X ADJUSTMENT means an adjustment pursuant to Article 11 of Regulation S-X under the U.S. Securities Exchange Act of 1934, as amended.

      TAXES means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of a Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income or capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

      TERMINATION DATE means June 30, 2005.

      TOTAL OUTSTANDINGS means the combined Outstandings of all Lenders.

      TYPE of Loan means a Prime Rate Loan or a Canadian Eurodollar Rate Loan.

      UNITED STATES and U.S. each means the United States of America.

      UNMATURED EVENT OF DEFAULT means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

      U.S. BASE RATE means, on any day, the annual rate of interest equal to the greater of (i) the annual rate of interest announced by the Administrative Agent and in effect as its base rate at its principal office in Toronto, Ontario on such day for determining interest rates on U.S. Dollar-denominated commercial loans made in Canada, and (ii) the Federal Funds Effective Rate plus 1.00%.

      U.S. BASE RATE LOAN means a Loan denominated in U.S. Dollars which bears interest at a rate based upon the U.S. Base Rate.

      U.S. DOLLARS and U.S.$ each means lawful money of the United States.

      WHOLLY-OWNED SUBSIDIARY of a Person means any Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity and 100% of the ordinary voting power (or 100% of the general partnership or membership interests) are, at the time any determination is being made, owned, Controlled or held by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless the context otherwise clearly requires, references herein to a "Wholly-Owned Subsidiary" refer to a Wholly-Owned Subsidiary of the Borrower.

      WSI ACQUISITION means the transaction under which the Borrower acquired, directly and indirectly, all of the issued and outstanding shares in the capital of Waste Services Inc.

1.2   OTHER INTERPRETIVE PROVISIONS

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of such terms.

      (b) SECTION, SUBSECTION, SCHEDULE and EXHIBIT references are to this Agreement unless otherwise specified.

      (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. (ii) The term "including" is not limiting and means "including without limitation." (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

      (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and (iii) references to dollar amounts shall be deemed to be references to Canadian Dollars.

      (e) Captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Subject to the foregoing, if there is any inconsistency between the terms of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail to the extent of such inconsistency (but the foregoing shall not apply to limit or restrict in any way the rights and remedies of the Administrative Agent or the Lenders under the Collateral Documents in connection with the enforcement of the Liens created thereby).

      (g) This Agreement is the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and is the product of all parties. Accordingly, this Agreement shall not be construed against the Lenders or the Administrative Agent merely because of the Lenders' or the Administrative Agent's involvement in their preparation.

1.3 ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; PROVIDED that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in ARTICLE VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend ARTICLE VIII for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE II
                                   THE CREDITS

2.1   BORROWINGS.

      2.1.1 COMMITMENTS TO MAKE LOANS TO BORROWER. Each Lender agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal amount at any time not to exceed such Lender's Pro Rata Share of the aggregate amount of the combined Commitments (as it may be increased pursuant to this SECTION 2.1.1 or reduced pursuant to SECTION 2.1.6 or SECTION 2.8); PROVIDED that, after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the combined Commitments (as the combined Commitments may be increased pursuant to this SECTION 2.1.1 or reduced pursuant to SECTION 2.1.6 or SECTION 2.8), and (ii) the Aggregate Borrowings (US Dollar Equivalent) shall not exceed the Aggregate Borrowing Commitment; and PROVIDED, FURTHER, that the Outstandings of any Lender shall not at any time exceed such Lender's Commitment. Each Lender also agrees that, PROVIDED that no Event of Default or Unmatured Event of Default has occurred and is continuing and the Commitments have not been terminated, the Borrower shall be entitled, at any time on or after the Closing Date up to and including December 31, 2003, upon notice to the Administrative Agent but without any consent from the Lenders, except the Lenders providing all or part of the increased amount, to request an increase in the combined amount of the Commitments by up to Cdn.$54,000,000 (and a corresponding increase in the Aggregate Borrowing Commitment by up to the Dollar Equivalent of Cdn.$54,000,000, which shall be determined as of the date which is two Business Days prior to such increase), a portion of such increase in the combined amount of the Commitments and the Aggregate Borrowing Commitment may be made available in the form of a term loan in the Canadian Dollar equivalent amount of US$10,000,000; PROVIDED that (a) no Lender shall be required to increase such Lender's Commitment in connection with any such increase in the combined Commitments, (b) any such increase in the amount of the combined Commitments shall be in a minimum amount of Cdn.$8,000,000 and, if greater than Cdn.$8,000,000, in increments of Cdn.$2,000,000, (c) the identity of each Participating Lender participating in any such increase in the combined Commitments shall be subject to the prior written consent of the Fronting Bank and be subject to the provisions of SECTION 2.2.2, and (d) any such increase may result in adjustments to the Pro Rata Shares of the Lenders, and the Borrower acknowledges that it may be subject to reimbursement obligations under SECTION
5.4 as a result of any prepayments made to give effect to any such adjustments. The Administrative Agent will notify the Borrower and each Lender upon the implementation of any such increase arrangements.

      2.1.2 ABILITY TO REBORROW. Within the limits set forth in SECTION 2.1.1, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.1, prepay under SECTION 2.1.5 and reborrow under this
SECTION 2.1.

      2.1.3   PROCEDURE FOR BORROWINGS OF A CANADIAN DOLLAR LOAN.

      (a) Each Borrowing of a Canadian Dollar Loan shall be made upon Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to (i) 12:00 noon (Toronto time) three Business Days prior to the requested Borrowing Date, in the case of Canadian Eurodollar Rate Loans; and (ii) 12:00 noon (Toronto time) one Business Day prior to the requested Borrowing Date, in the case of Prime Rate Loans, specifying:

              (A) the amount of the Borrowing, which shall be in an aggregate amount not less than (i) Cdn.$5,000,000 or a higher integral multiple of Cdn.$1,000,000 (or such lesser amount which represents the remaining unborrowed amount of the combined Commitments), in the case of Canadian Eurodollar Rate Loans, and (ii) Cdn.$500,000 or a higher integral multiple of Cdn.$100,000, in the case of Prime Rate Loans (or such lesser amount which represents the remaining unborrowed amount of the combined Commitments);

              (B)  the requested Borrowing Date, which shall be a Business Day;

              (C)  the Type of Loans comprising the Borrowing; and

              (D) in the case of a Borrowing of Canadian Eurodollar Rate Loans, the duration of the Interest Period therefor.

      (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

      (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 1:00 p.m. (Toronto time) on the Borrowing Date requested by the Borrower in Same Day Funds. The proceeds of such Borrowing will then be made available to the Borrower by the Administrative Agent at such office by crediting an account of the Borrower maintained with Bank of America, or as otherwise instructed by the Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Lenders in like funds as received by the Administrative Agent.

      (d) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect in respect of all Loans then outstanding.

      2.1.4   CONVERSION AND CONTINUATION ELECTIONS FOR BORROWINGS.

      (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.1.4(b):

              (i) elect, as of any Business Day, in the case of Prime Rate Loans, or as of the last day of the applicable Interest Period, in the case of Canadian Eurodollar Rate Loans, to convert any Loans (or any part thereof in an amount not less than Cdn.$5,000,000 or a higher integral multiple of Cdn.$1,000,000, in the case of conversion into Canadian Eurodollar Rate Loans, not less than Cdn.$500,000 or a higher integral multiple of Cdn.$100,000, in the case of conversion into Prime Rate Loans, and not less than Cdn.$1,000,000 or a higher integral multiple of Cdn.$100,000, in the case of conversion into BA Borrowings) into Loans of the other Type or into BA Borrowings; or

              (ii) elect, as of the last day of the applicable Interest Period, to continue any Canadian Eurodollar Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than Cdn.$5,000,000 or a higher integral multiple of Cdn.$1,000,000);

PROVIDED that if at any time the aggregate amount of Canadian Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof, to be less than Cdn.$5,000,000, such Canadian Eurodollar Rate Loans shall automatically convert into Prime Rate Loans.

      (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 12:00 noon (Toronto time) at least three Business Days prior to the Conversion/Continuation Date, if the Loans are to be converted into or continued as Canadian Eurodollar Rate Loans; and (ii) 12:00 noon (Toronto time) one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Prime Rate Loans or BA Borrowings, specifying:

                   (A)  the proposed Conversion/Continuation Date;

                   (B) the aggregate amount of Loans to be converted or continued;

                   (C) the Type of Loans or BA Borrowing resulting from the proposed conversion or continuation; and

                   (D) the duration of the requested Interest Period (if a conversion into Canadian Eurodollar Rate Loans), or the term for the Bankers Acceptances and BA Equivalent Notes (if a conversion into BA Borrowings).

      (c) If, not later than 12:00 noon (Toronto time) at least three Business Days prior to the expiration of any Interest Period applicable to Canadian Eurodollar Rate Loans, the Borrower has failed to select a new Interest Period to be applicable to such Canadian Eurodollar Rate Loans, the Borrower shall be deemed to have elected to convert such Canadian Eurodollar Rate Loans into Prime Rate Loans effective as of the expiration date of such Interest Period.

      (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation pursuant to this Section or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender.

      (e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Borrower may not elect to have any Loan converted into or continued as a Canadian Eurodollar Rate Loan.

      (f) After giving effect to any conversion or continuation of Loans, there may not be more than six different Interest Periods in effect in respect of all Canadian Eurodollar Rate Loans together then outstanding and not more than six different terms in effect in respect of all BA Borrowings then outstanding.

      2.1.5 OPTIONAL PREPAYMENTS OF BORROWINGS. Subject to SECTION 5.4, the Borrower may, from time to time, ratably prepay any Loans in whole or in part, in an aggregate amount of Cdn.$1,000,000 or a higher integral multiple of Cdn.$1,000,000 in the case of Canadian Eurodollar Rate Loans, and an aggregate amount of Cdn.$500,000 or a higher integral multiple of Cdn.$100,000 in the case of Prime Rate Loans. The Borrower shall deliver a notice of prepayment in accordance with SECTION 11.2 to be received by the Administrative Agent not later than (i) 12:00 noon (Toronto time) three Business Days in advance of the prepayment date in the case of Canadian Eurodollar Rate Loans and (ii) 12:00 noon (Toronto time) one Business Day prior to the prepayment date in the case of Prime Rate Loans. Each notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If any such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Canadian Eurodollar Rate Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to SECTION 5.4.

      2.1.6 REQUIRED COMMITMENT REDUCTIONS; REPAYMENT OF BORROWINGS. The amount of the combined Commitments and the Aggregate Borrowing Commitment shall each be reduced, on each "COMMITMENT REDUCTION DATE" set out in the table below, by an amount equal to the amount of the combined Commitments, in the case of a reduction of the combined Commitments, and by an amount equal to the Aggregate Borrowing Commitment, in the case of a reduction of the Aggregate Borrowing Commitment, (without regard to any reductions occurring under SECTION 2.8 prior to December 31, 2003) at the close of business on December 31, 2003, in each case multiplied by the percentage set forth in the table below under the "REDUCED COMBINED COMMITMENTS" heading; PROVIDED that any payments received by the Administrative Agent pursuant to SECTIONS 2.8.1 or 2.8.2 and applied against the repayment obligations of the Borrower in respect of any Commitment Reduction Date shall reduce the amount required to be paid by the Borrower on the applicable Commitment Reduction Date.

           -------------------------------------------------------------------
            Commitment Reduction Date            Reduced Combined Commitments
           -------------------------------------------------------------------
            January 1, 2004                                    5.0%
           -------------------------------------------------------------------
            April 1, 2004                                      8.0%
           -------------------------------------------------------------------
            July 1, 2004                                       8.0%
           -------------------------------------------------------------------
            October 1, 2004                                    8.0%
           -------------------------------------------------------------------
            January 1, 2005                                   10.0%
           -------------------------------------------------------------------
            April 1, 2005                                     11.0%
           -------------------------------------------------------------------

The Borrower will make all such repayments as are necessary to ensure that, after giving effect to each of the foregoing reductions in the amount of the combined Commitments and the Aggregate Borrowing Commitment, (i) the Total Outstandings shall not exceed the combined Commitments, as so reduced, and (ii) the Aggregate Borrowings (US Dollar Equivalent) shall not exceed the Aggregate Borrowing Commitment, as so reduced. The Borrower will select Interest Periods for Canadian Eurodollar Rate Loans and terms for BA Borrowings so as to ensure there are no constraints on its ability to make all such repayments. To the extent not required by the terms hereof to be paid prior thereto, the Borrower shall repay all outstanding Loans, unpaid accrued interest and all other amounts owing hereunder on the Termination Date.

2.2   FRONTING BANK AND PARTICIPATING LENDERS.

      2.2.1 FUNDING BY PARTICIPATING LENDER. Notwithstanding any term to the contrary in this Agreement, each Lender, to the extent it is a Participating Lender, will not be required to make funds available to the Borrower or the Administrative Agent or any other Lender in respect of Loans, BA Borrowings or L/C Obligations unless and until the Participating Lenders have received notice that the Administrative Agent has received a Participation Funding Notice. Until such time, the Fronting Bank agrees to make funds available to the Borrower in respect of the Pro Rata Share of each Participating Lender in any Credit Extension (it being understood that, in the case of a BA Borrowing, this means that the Fronting Bank will accept Bankers Acceptances or BA Equivalent Notes in respect of the Pro Rata Share of each Participating Lender in such BA Borrowing). For greater certainty, each Participating Lender will be required to make funds available to the Administrative Agent for each Loan, BA Borrowing or L/C Obligation made or incurred after the receipt of a Participation Funding Notice until such time as the Administrative Agent notifies the Participating Lenders that the Fronting Bank will resume making funds available to the Borrower in respect of the Pro Rata Share of each Participating Lender.

      2.2.2   UNCONDITIONAL PARTICIPATIONS IN LOANS.

      (a) Each Lender with a Loan Participation Commitment (a "PARTICIPATING LENDER") agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Administrative Agent has received a Participation Funding Notice, to fund (or to cause an Affiliate to fund) an undivided participating interest in the total Outstandings of the Fronting Bank in an amount (being such Lender's "LOAN

PARTICIPATION COMMITMENT") equal to its Loan Participation Share of the aggregate principal amount of Outstandings of the Fronting Bank (as to each such Participating Lender, a "LOAN PARTICIPATION FUNDING").

      (b) The Administrative Agent shall promptly notify each Participating Lender of its receipt of a Participation Funding Notice. Promptly (and in any event within two (2) Business Days) upon receipt of such notice, each Participating Lender shall (or shall cause an Affiliate to) make available to the Administrative Agent for the account of the Fronting Bank, an amount equal to its Loan Participation Share of the aggregate principal amount of Outstandings of the Fronting Bank. If any Participating Lender so notified fails to make available to the Administrative Agent for the account of the Fronting Bank the full amount thereof by the date which is two Business Days after its receipt of such notice from the Administrative Agent, then such Participating Lender shall pay interest to the Fronting Bank on the amount thereof, from the date which is two Business Days after its receipt of such notice from the Administrative Agent to the date such Participating Lender pays such obligations in full, at a rate per annum equal to the Canadian Cost of Funds Rate; PROVIDED, HOWEVER, to the extent any Participating Lender so notified fails to make available the full amount of such Participating Lender's participation in Outstandings of the Fronting Bank by the date which is five Business Days after its receipt of such notice from the Administrative Agent, then such Participating Lender shall pay interest to the Fronting Bank on the amount thereof, from the date which is two Business Days after its receipt of such notice from the Administrative Agent to the date such Participating Lender pays such obligations in full, at a rate per annum equal to the rate which would otherwise apply with respect to the applicable Loan.

      (c) From and after the date on which the Fronting Bank has delivered to the Administrative Agent a Participation Funding Notice, all funds received by the Fronting Bank in payment of the Outstandings of the Fronting Bank, interest accrued thereon from the date such Participating Lender has funded its participation and other amounts payable in respect thereof shall be delivered by the Fronting Bank to the Administrative Agent, in the same funds as those received by the Fronting Bank, to be distributed to the Participating Lenders in accordance with their Loan Participation Share (i.e., giving effect to the funding of participations pursuant to this SECTION 2.2.2), except that the Loan Participation Share of such funds of any Participating Lender that has not funded its participations as provided herein shall be retained by the Fronting Bank and may be applied by the Fronting Bank in satisfaction of the obligations of the Participating Lender to the Fronting Bank hereunder. Unless and until a Loan Participation Funding has taken place or been satisfied as provided in the preceding sentence, the Fronting Bank shall have no obligation to remit any payments from the Borrower to the Participating Lenders in respect of their Loan Participation Commitments except (i) to the extent payments are received by the Fronting Bank in respect of Loans, such portion of the interest received by the Fronting Bank attributable to the Applicable Margin, and (ii) to the extent payments are received by the Fronting Bank in respect of BA Borrowings, such portion of the payments received by the Fronting Bank attributable to Stamping Fees. Such funds referred to in (i) and (ii) above shall be remitted to the Participating Lenders net of any amounts required by law to be deducted or withheld; however, such funds shall be increased as necessary, in accordance with ARTICLE V, so that after all required deductions and withholdings have been made, each Participating Lender will receive an amount equal to the sum it would have received had no such deductions or withholdings been made. Notwithstanding anything else herein to the contrary, in the event that the Dollar Equivalent of any Participating Lender's Loan Participation Funding (which has actually been funded by such Participating Lender) is in excess of the amount which would otherwise have been the Dollar Equivalent of such Participating Lender's Loan Participation Funding had the Spot Rate been in effect on the date of such Loan Participation Funding, the Borrower shall immediately repay such excess amount to the Fronting Bank for the account of such Participating Lender. The Fronting Bank shall remit such amount received to the Administrative Agent for distribution to such Participating Lender.

      (d) If the Administrative Agent or the Fronting Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any Insolvency Proceeding, any portion of any payment made by the Borrower in respect of any Outstandings of the Fronting Bank or any interest or fee thereon, each Participating Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Fronting Bank the amount of its Loan Participation Share of the amount so returned by the Administrative Agent or the Fronting Bank plus interest thereon from the date such demand is made to the date such amount is returned by such Participating Lender to the Administrative Agent, at a rate equal to the Canadian Cost of Funds Rate from time to time in effect.

      (e) The Required Participating Lenders, the Fronting Bank and the Administrative Agent may agree on any other reasonable method (such as making assignments of Outstandings of the Fronting Bank) for sharing the risks of Outstandings of the Fronting Bank ratably among all Participating Lenders according to their Loan Participation Share so long as such method does not materially disadvantage any Participating Lender.

      (f) Each Participating Lender's obligation to purchase participation interests in Outstandings of the Fronting Bank shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Participating Lender may have against the Fronting Bank, any other Lender, the Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; (c) any breach of this Agreement by the Borrower, the Fronting Bank, or any Lender or any other Person; (d) the inability of the Borrower or any Subsidiary to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any participation interest in any Loan, BA Borrowing or L/C Obligation is to be purchased; or (e) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing.

      (g) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Participating Lenders, all or any part of any Outstandings of the Fronting Bank shall be redenominated and converted into U.S. Base Rate Loans, and the Borrower shall reimburse the Fronting Bank and the Participating Lenders for any loss or expense incurred in connection with any such redenomination and conversion; PROVIDED, HOWEVER, that any such redenominated Outstandings of the Fronting Bank shall not affect the obligation of the Participating Lenders to fund their participations in the Outstandings of the Fronting Bank to the Fronting Bank in U.S. Dollars under the Outstandings of the Fronting Bank following a Participation Funding Notice. The Administrative Agent will promptly notify the Borrower of any such redenomination and conversion request.

2.3   BANKERS' ACCEPTANCES AND BA EQUIVALENT NOTES.

      2.3.1 COMMITMENTS TO ACCEPT DRAFTS AND PURCHASE BA EQUIVALENT NOTES. Each Lender severally agrees, on the terms and conditions set forth herein, (i) in the case of a BA Lender, to accept drafts (each such draft, a "DRAFT") drawn by the Borrower upon such BA Lender, and (ii) in the case of a Non-BA Lender, to purchase non-interest-bearing promissory notes of the Borrower in favour of such Non-BA Lender (each such promissory note, a "BA EQUIVALENT NOTE"), in each case in an aggregate face amount not to exceed at any time outstanding such Lender's Pro Rata Share of the amount of the combined Commitments (as it may be increased pursuant to SECTION 2.1.1 or reduced pursuant to SECTION 2.1.6 or SECTION 2.8); PROVIDED that, after giving effect to any BA Borrowing, (i) the Total Outstandings shall not exceed the combined Commitments (as it may be increased pursuant to SECTION 2.1.1 or reduced pursuant to SECTION 2.1.6 or SECTION 2.8), and (ii) the Aggregate Borrowings (US Dollar Equivalent) shall not exceed the Aggregate Borrowing Commitment; and (iii) the Outstandings of any Lender shall not at any time exceed such Lender's Commitment.

      2.3.2   PROCEDURE FOR BANKERS' ACCEPTANCES.

      (a) Each BA Borrowing shall be made upon Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of BA Borrowing, which notice must be received by the Administrative Agent prior to 12:00 noon (Toronto time) one Business Day prior to the requested Borrowing Date, specifying:

                (i) the amount of such BA Borrowing, which shall be in an aggregate amount of not less than Cdn.$1,000,000 or a higher integral multiple of Cdn.$100,000;

               (ii) the requested Borrowing Date, which shall be a Business Day; and

              (iii) the term for the Bankers' Acceptances and BA Equivalent Notes in respect of such BA Borrowing, which shall be 30, 60, 90 or 180 days (provided that such term may not extend beyond the scheduled Termination Date).

      (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of BA Borrowing and shall (i) advise each BA Lender of the face amount and term of each Draft to be accepted by it, and (ii) advise each Non-BA Lender of the face amount and term of the BA Equivalent Note to be purchased by it. The term of all Bankers' Acceptances and BA Equivalent Notes issued pursuant to any Notice of BA Borrowing shall be identical. Each Bankers' Acceptance and BA Equivalent Note shall be dated the Borrowing Date on which it is issued and shall be in a face amount of Cdn.$100,000 or an integral multiple thereof. The aggregate face amount of the Drafts to be accepted at any time by a BA Lender, and the face amount of the BA Equivalent Note to be purchased at any time by a Non-BA Lender, shall be determined by the Administrative Agent based upon the amounts of the respective

Commitments, except that, if the face amount of any Draft to be accepted by a BA Lender or of the BA Equivalent Note to be purchased by a Non-BA Lender, determined as aforesaid, would not be Cdn.$100,000 or an integral multiple thereof, the Administrative Agent in its sole discretion may increase such face amount to the nearest integral multiple of Cdn.$100,000 or may reduce such face amount to the nearest integral multiple of Cdn.$100,000.

      (c) Each BA Lender shall complete and accept on the applicable Borrowing Date Drafts having the face amounts and term advised by the Administrative Agent pursuant to SUBSECTION (b) above. Each BA Lender shall purchase on the applicable Borrowing Date the Bankers' Acceptances accepted by it, for an aggregate price equal to the BA Discount Proceeds of such Bankers' Acceptances.

      (d) Each Non-BA Lender shall, in lieu of accepting Drafts or purchasing Bankers' Acceptances on any Borrowing Date, complete and purchase from the Borrower on such Borrowing Date a BA Equivalent Note in a face amount and for a term identical to the aggregate face amount and term of the Drafts which such Non-BA Lender would have been required to accept on such Borrowing Date if it were a BA Lender, for a price equal to the BA Discount Proceeds of such BA Equivalent Note. Each Non-BA Lender shall be entitled without charge to exchange any BA Equivalent Note held by it for two or more BA Equivalent Notes of identical date and aggregate face amount (subject to the minimum face amount specified in SUBSECTION (b) above), and the Borrower shall execute and deliver to the Administrative Agent (which shall then deliver to such Non-BA Lender) such BA Equivalent Notes upon not less than five Business Days prior written request therefor to the Borrower and delivery to the Borrower of the original BA Equivalent Note for cancellation.

      (e) Upon acceptance of each Draft or purchase of each BA Equivalent Note, the Borrower shall pay to the Lender the related fee specified in SECTION 2.5.3, and to facilitate payment such Lender shall be entitled to deduct and retain for its own account the amount of such fee from the amount to be transferred by such Lender to the Administrative Agent for the account of the Borrower pursuant to SUBSECTION 2.3.2(f) in respect of the sale of the related Bankers' Acceptance or of such BA Equivalent Note.

      (f) Each Lender shall transfer for value on each applicable Borrowing Date immediately available Canadian Dollars in an aggregate amount equal to the amount of all BA Discount Proceeds in respect of any Bankers' Acceptance or BA Equivalent Note purchased by it on such Borrowing Date and the amount of all proceeds received by it as contemplated by SUBSECTION 2.3.2(c) in respect of any Bankers' Acceptance accepted by it and purchased by a third party on such Borrowing Date, in each case net of the related fee payable to such Lender pursuant to SECTION 2.5.3, to the Administrative Agent's Payment Office. Subject to any direction given to the Administrative Agent by Borrower, the Administrative Agent shall make all such amounts received by it from the Lenders as aforesaid available to the Borrower by depositing the same for value on the applicable Borrowing Date to such account in the name of the Borrower as the Borrower shall have previously designated by timely notice in writing to the Administrative Agent.

      (g) After giving effect to any Borrowing, there may not be more than six different terms in effect in respect of all BA Borrowings then outstanding.

      2.3.3 MATURITY OF BANKERS' ACCEPTANCES. On the date of maturity of each Bankers' Acceptance or BA Equivalent Note, the Borrower shall pay to the Administrative Agent, for the account of the Lender which accepted such Bankers' Acceptance or the holder of such BA Equivalent Note, Canadian Dollars in an amount equal to the face amount of such Bankers' Acceptance or BA Equivalent Note, as the case may be. The obligation of the Borrower to make such payment shall not be prejudiced by the fact that the holder of any such Bankers' Acceptance is the Lender that accepted such Bankers' Acceptance. No days of grace shall be claimed by the Borrower for the payment at maturity of any Bankers' Acceptance or BA Equivalent Note. If the Borrower does not make such payment, from the proceeds of Loans or the issuance of Bankers' Acceptances and/or BA Equivalent Notes hereunder or otherwise, the Lender that accepted such Bankers' Acceptance or initially purchased such BA Equivalent Note may (but shall not be obliged to), without receipt of a Notice of Borrowing and irrespective of whether any other applicable conditions precedent specified herein have been satisfied, and without waiver of Borrower's failure to make such payment, make a Prime Rate Loan to the Borrower in the face amount of such Bankers' Acceptance or BA Equivalent Note, as the case may be, and shall forthwith give notice thereof to the Borrower and the Administrative Agent (which shall promptly give similar notice to the other Lenders). The Borrower agrees to accept each such Prime Rate Loan and irrevocably authorizes and directs the Lender to apply the proceeds thereof in payment of the liability of the Borrower with respect to the related Bankers' Acceptance or BA Equivalent Note. Notwithstanding any other provision hereof, all Prime Rate Loans made as contemplated by this SECTION 2.3.3 shall be payable on demand by the Administrative Agent or the Required Lenders.

      2.3.4   SPECIAL PROVISIONS FOR BANKERS' ACCEPTANCES.

      (a) If the Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and so notifies the Borrower, that there does not exist at the applicable time a normal market in Canada for the purchase and sale of bankers' acceptances, any right of the Borrower to require the Lenders to purchase Bankers' Acceptances and BA Equivalent Notes hereunder shall be suspended until the Administrative Agent determines that such market does exist and gives notice thereof to the Borrower, and any Notice of BA Borrowing shall be deemed to be a Notice of Borrowing requesting Prime Rate Loans in a similar aggregate principal amount.

      (b) If any BA Reference Lender is unable or otherwise fails to provide notice of a rate to the Administrative Agent when required hereunder, the Administrative Agent shall have the right to designate in a timely manner another Lender for the sole purpose of providing notice of such rate, failing which the applicable BA Discount Rate shall be determined on the basis of the rates provided in the notices from the remaining BA Reference Lenders. If in any case all BA Reference Lenders fail to provide notice of a rate to the Administrative Agent when required hereunder, then the applicable BA Discount Rate shall be determined as the weighted average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the respective annual interest rates provided to the Administrative Agent by the Lenders that are required to make available the applicable Bankers' Acceptances or BA Equivalent Notes as being the best estimate of each such Lender of the cost to it of obtaining Canadian Dollars to fund such Bankers' Acceptances or BA Equivalent Notes.

      2.3.5 POWER OF ATTORNEY FOR DRAFTS AND BA EQUIVALENT NOTES. To facilitate availment of Bankers' Acceptances and BA Equivalent Notes, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf (in accordance with a Notice of BA Borrowing), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of (a) in the case of a BA Lender, Drafts in the form requested by such Lender, and (b) in the case of a Non-BA Lender, BA Equivalent Notes in the form of EXHIBIT F-2. In this respect, it is each Lender's responsibility to maintain an adequate supply of blank forms of Drafts or BA Equivalent Notes for acceptance or purchase, as applicable, under this Agreement. The Borrower recognizes and agrees that all Bankers' Acceptances and BA Equivalent Notes signed and/or endorsed by a Lender on behalf of the Borrower shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Borrower. Each Lender is hereby authorized (in accordance with a Notice of BA Borrowing) to issue such Bankers' Acceptances or BA Equivalent Notes, as appropriate, endorsed in blank in such face amounts as may be determined by such Lender; PROVIDED that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptance or BA Equivalent Notes required to be accepted or purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument, except to the extent resulting from the gross negligence or willful misconduct of such Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances or BA Equivalent Notes (i) accepted and purchased by it hereunder; and (ii) cancelled at maturity. Alternatively, the Borrower agrees that, at the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a "depository note" which complies with the requirements of the DEPOSITORY BILLS AND NOTES ACT (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

      2.3.6 NON-USE FEE. For the purpose of calculating the unused amount of the Commitments pursuant to SUBSECTION 2.5.2(b) and for any other relevant provision of this Agreement, the amount of the Commitment of any Lender used by any Bankers' Acceptance or BA Equivalent Note shall at all times be the face amount thereof.

2.4   INTEREST.

      (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Canadian Eurodollar Rate (in the case of Canadian Eurodollar Rate Loans), the Prime Rate (in the case of Prime Rate Loans) or the U.S. Base Rate (in the case of U.S. Base Rate Loans, which are available only in the limited circumstances described in SECTION 2.2.2(g)), PLUS, in each case, the Applicable Margin.

      (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest also shall be paid on the date of any prepayment of Canadian Eurodollar Rate Loans under SECTION 2.1.5 for the portion of the Loans so prepaid.

      (c) Notwithstanding SUBSECTIONS (a) AND (b) of this Section, if any amount payable hereunder (whether an account of principal, interest, fees or otherwise) by any Loan Party under any Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Borrower agrees, to the fullest extent permitted by Requirements of

Law, to pay interest on all amounts outstanding hereunder from the date such amount becomes due until the date such amount is paid in full, after as well as before any entry of judgment thereon, payable on demand, at a rate per annum equal to (i) in the case of principal due in respect of any Loan prior to the end of an Interest Period applicable thereto, the rate otherwise applicable to such Loan, plus 2%, and (ii) in the case of any other amount, the Prime Rate from time to time in effect, plus the Applicable Margin, plus 2%.

      (d) Notwithstanding any provision hereof, in no event shall the aggregate "interest" (as defined in section 347 of the CRIMINAL CODE (Canada)) payable by the Borrower hereunder exceed the effective annual rate of interest on the "credit advanced" (as defined in such section 347) hereunder lawfully permitted by such section 347, and if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in such section 347) is determined to be contrary to the provisions of such section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lender and the amount of such payment or collection shall be refunded to Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be PRIMA FACIE evidence of such rate.

      (e) For the purpose of the INTEREST ACT (Canada) and any other purpose, (i) the principle of deemed reinvestment of interest shall not apply to any calculation under this Agreement, and (ii) the rates of interest and fees stipulated in this Agreement are intended to be nominal rates, and not effective rates or yields.

2.5   FEES. In addition to certain fees described in SECTION 4.8:

      2.5.1   AGENCY AND ARRANGEMENT AND FRONTING FEES.

      (a) The Borrower agrees to pay to the Arrangers, and the Administrative Agent such arrangement and agent's fees as have been separately agreed upon and set out in (i) the letter agreement dated April 25, 2002 between Bank of America, N.A., Banc of America Securities LLC and the Borrower and (ii) the letter agreement dated April 24, 2002 between CIBC and the Borrower.

      (b) The Borrower shall pay to the Fronting Bank, for its own account, a fronting fee in an amount equal to 0.50% of the amount funded by the Fronting Bank on behalf of the Participating Lenders. Such fronting fee shall accrue daily, from the Closing Date to the Termination Date (regardless of whether a Participation Funding Notice has been delivered) and shall be due and payable in arrears on each Interest Payment Date, with the final payment to be made on the Termination Date (or such earlier date on which the Commitments are terminated).

      2.5.2   NON-USE FEES.

      (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a non-use fee computed at the applicable rate per annum set forth in SCHEDULE 1.1B multiplied by the average daily amount of such Lender's unused Commitment. The Fronting

Bank shall be entitled to retain for its own account such portion of the non-use fee attributable to the unused Commitment of each Participating Lender until such Participating Lender has made funds available to the Administrative Agent in accordance with a Participation Funding Notice has been delivered. After a Participation Funding Notice, and until the Fronting Bank has provided notice that it will resume making funds available in respect of the Pro Rata Share of each Participating Lender, each Participating Lender shall be entitled to be paid such portion of the non-use fee attributable to the unused Commitment of such Participating Lender. After the Fronting Bank has provided notice that it will resume making funds available in respect of the Pro Rata Share of each Participating Lender, the Fronting Bank shall then be entitled to retain for its own account such portion of the non-use fee attributable to the unused Commitment of each Participating Lender. Any payments made to the Participating Lenders in this Section shall be net of any amounts required by law to be deducted or withheld; however, such payments shall be increased as necessary, in accordance with ARTICLE V, so that after all required deductions and withholdings have been made, each Participating Lender will receive an amount equal to the sum it would have received had no such deductions or withholdings been made.

      (b) The non-use fee described in SUBSECTION (a) above shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter (or, if earlier, the Termination Date) by the Administrative Agent. Such non-use fees shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or such earlier date on which the Commitments are terminated). Without limiting the foregoing, the non-use fee which will be due and payable on June 28, 2002 will be deferred and payment of such fee shall be made together with the payment due on September 30, 2002.

      2.5.3 BA FEES. The Borrower shall pay to each BA Lender in respect of each Draft tendered by the Borrower to and accepted by such BA Lender, and to each Non-BA Lender in respect of each BA Equivalent Note tendered to such Non-BA Lender, as a condition of such acceptance, a fee in Canadian Dollars calculated at a rate per annum equal to the Stamping Fee Rate, on the basis of the face amount and the term of such Bankers' Acceptance or BA Equivalent Note (it being understood that Borrower's obligation to make such payment shall be satisfied to the extent that the Lender nets the amount of such fee against the amount to be transferred to the Agent in respect of the applicable Bankers' Acceptance or BA Equivalent Note, as contemplated by SUBSECTION 2.3.2(f)).

2.6   COMPUTATION OF FEES AND INTEREST.

      (a) All computations of interest on Prime Rate Loans and all computations of the Stamping Fee Rate shall be made on the basis of a year of 365 days, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest and fees being paid than if computed on the basis of a 365-day year or a 366-day year). Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

      (b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent, and each determination of the BA Discount Rate or the CDOR by the

Administrative Agent, shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations or other information used by the Administrative Agent in determining any interest rate, Dollar Equivalent amount, BA Discount Rate or CDOR.

      (c) For the purposes of the INTEREST ACT (Canada), where any rate of interest is stated herein to be calculated on the basis of a 365-day year or a 360-day year, the annual rate of interest to which such stated rate is equivalent is such stated rate, multiplied by the number of days in the year (being 365 or 366, as the case may be), and divided by 365 or 360, as the case may be.

2.7   MANDATORY PREPAYMENTS.

      2.7.1 MANDATORY PREPAYMENTS RESULTING FROM COMMITMENT REDUCTIONS. On any date on which the Commitments and the Aggregate Borrowing Commitment are to be reduced pursuant to SECTION 2.8.1 or SECTION 2.8.2, including a reduction which would cause (i) the Total Outstandings to exceed the combined Commitments, or
(ii) the Aggregate Borrowings (US Dollar Equivalent) to exceed the Aggregate Borrowing Commitment, THEN the Borrower shall immediately prepay Loans or, if all Loans to the Borrower have been paid, provide Cash Collateral for Letters of Credit (and/or for its obligations in respect of outstanding Bankers' Acceptances and BA Equivalent Notes) in an aggregate amount equal to any such reduction of the applicable Commitments (or corresponding reduction of the Aggregate Borrowing Commitment) and in any event in an amount sufficient to eliminate such excess.

      2.7.2 MANDATORY PREPAYMENTS RESULTING FROM CURRENCY FLUCTUATIONS. If, on any Computation Date, the Dollar Equivalent of the Total Outstandings exceeds the Aggregate Borrowing Commitment, THEN the Borrower shall immediately prepay Loans in an amount sufficient to eliminate such excess.

      2.7.3 MANDATORY PAYMENTS RESULTING FROM ISSUANCE OF DEBT. The Borrower shall within five Business Days of any issuance of Debt (excluding Permitted
Debt) by the Borrower or any Subsidiary, prepay Loans in an amount equal to 100% of the Net Cash Proceeds from such issuance of Debt.

2.8   REDUCTION OR TERMINATION OF THE COMMITMENTS.

      2.8.1 MANDATORY REDUCTION OF COMMITMENTS. The Commitments (and the Aggregate Borrowing Commitment) shall be reduced, on a pro rata basis, concurrently with the receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from any Asset Sale by an amount equal to 100% of such Net Cash Proceeds; PROVIDED, HOWEVER, that no reduction of the Commitments (or the Aggregate Borrowing Commitment) shall be required to be made pursuant to this
SECTION 2.8.1 on account of the receipt of any Net Cash Proceeds from any Asset Sale unless and until the aggregate amount of all Net Cash Proceeds from any Asset Sale which have been received since the Closing Date which are required to be applied to reduce the Commitments (or the Aggregate Borrowing Commitment), less the sum of the aggregate amount of all Net Cash Proceeds from any Asset Sale previously applied to reduce the Commitments (or the Aggregate Borrowing Commitment) pursuant to SECTION 2.8.1, equals or exceeds Cdn.$1,000,000.

      2.8.2 VOLUNTARY REDUCTION OF COMMITMENTS. The Borrower may from time to time on at least three Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the combined Commitments to an amount not less than the Total Outstandings (with a corresponding reduction in the amount of the Aggregate Borrowing Commitment to an amount not less than the Aggregate Borrowings (US Dollar Equivalent)). Any such reduction shall be in an amount not less than Cdn.$5,000,000 or a higher integral multiple of Cdn.$1,000,000. The Borrower may at any time on like notice terminate the combined Commitments (and the Aggregate Borrowing Commitment) upon payment in full by the Borrower of all Loans to the Borrower, interest thereon and all other obligations of the Borrower hereunder and Cash Collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Lenders, of all obligations (contingent or otherwise) arising with respect to the Letters of Credit issued for the account of the Borrower and of all obligations of the Borrower in respect of outstanding Bankers' Acceptances and BA Equivalent Notes.

      2.8.3 GENERAL PROVISIONS REGARDING COMMITMENT REDUCTIONS. No voluntary reduction of the combined Commitments (or the Aggregate Borrowing Commitment) pursuant to SECTION 2.8.2 shall reduce the amount of any mandatory reduction of the combined Commitments (and the Aggregate Borrowing Commitment) pursuant to
SECTION 2.8.1. All reductions of the combined Commitments (and the Aggregate Borrowing Commitment) shall be applied pro rata to the applicable Commitments of the Lenders and shall be applied against the repayment obligations of the Borrower in respect of any Commitment Reduction Date in the respective percentage set out in SECTION 2.1.6. Any reduction in the Aggregate Borrowing Commitment which is to be based on the Dollar Equivalent of a Canadian Dollar value, shall be determined as of the date which is two Business Days prior to such reduction.

2.9   PAYMENTS BY THE BORROWER.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders or the Administrative Agent, as applicable, at the applicable Payment Office and shall be made in Canadian Dollars (it being understood that any payment on account of U.S. Base Rate Loans shall be made in U.S. Dollars). Such payments shall be made in Same Day Funds no later than 12:00 noon (Toronto time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or its other applicable share as expressly provided herein) of such payment to which the Lenders are entitled, in like funds as received. Any payment received by the Administrative Agent later than the time specified in this paragraph, shall be deemed to have been received on the following Business Day, and any applicable interest shall continue to accrue.

      (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to a Canadian Eurodollar Rate Loan, such following Business Day is the first Business Day of a calendar month, in which event such payment shall be made on the preceding Business Day), and such extension of time shall be included in the computation of interest or fees, as the case may be.

      (c) Unless the Borrower has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent or the Lenders (or any of them) that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has timely made such payment in full to the Administrative Agent on such date in Same Day Funds and the Administrative Agent may (but shall not be required to), in reliance thereon, make available to each Lender on such date the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon, in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Canadian Cost of Funds Rate in effect from time to time.

      (d) Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.10  PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT.

      (a) Unless the Administrative Agent receives notice from a Lender at least one Business Day prior to the date of any Credit Extension that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of such Credit Extension (or the funds required to be made available by such Lender pursuant to SUBSECTION 2.3.2(f)), as applicable, the Administrative Agent may assume that such Lender has timely made such amount available to the Administrative Agent in Same Day Funds on the applicable Borrowing Date and the Administrative Agent may (but shall not be required to), in reliance thereon, make available to the Borrower on such date a corresponding amount.

      (b) If and to the extent any Lender shall not have made the full amount of any Loan available to the Administrative Agent in Same Day Funds on the applicable Borrowing Date, and the Administrative Agent in such circumstances has made available to the Borrower such amount, pursuant to SUBSECTION (a) above, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent at the Canadian Cost of Funds Rate in effect from time to time. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan as of the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the Borrowing Date at a rate per annum equal to the interest rate applicable at the time to the Loans.

      (c) If and to the extent that any Lender shall not have made the full amount required pursuant to SUBSECTION 2.3.2(f) available to the Administrative Agent in Same Day Funds on the applicable Borrowing Date, and the Administrative Agent in such circumstances has made available to the Borrower such amount pursuant to SUBSECTION (a) above, the Administrative Agent shall be entitled to recover from the Borrower, forthwith on demand, the corresponding amount made available by the Administrative Agent to the Borrower as aforesaid, together with interest thereon at the rate applicable hereunder to Prime Rate Loans. If, after the applicable Borrowing Date but prior to such time as the Administrative Agent has demanded repayment from the Borrower as permitted by the preceding sentence, the funds required to be made available by the Lender are in fact received by the Administrative Agent, the Administrative Agent shall be entitled to retain such funds for its own account and the corresponding amount made available by the Administrative Agent to the Borrower on such Borrowing Date shall, notwithstanding the preceding sentence, be deemed to have been the proceeds of a Bankers' Acceptance or a BA Equivalent Note, as the case may be, made available by such Lender to the Borrower on such Borrowing Date and such Lender shall pay to the Administrative Agent on demand interest at the Canadian Cost of Funds Rate for the period from such Borrowing Date to the date on which such funds are received by the Administrative Agent.

      (d) A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under SUBSECTION (b) or (c) above shall be conclusive absent manifest error.

      (e) Nothing herein, including the failure of any Lender to make any Loan or BA Borrowing or to fund participations in Letters of Credit on any Borrowing Date, or any other date required hereunder, shall relieve any other Lender of its corresponding obligation hereunder (if any) to make a Loan or BA Borrowing or to fund participations in Letters of Credit on such Borrowing Date, or any other date hereunder, but no Lender shall be responsible for the failure of any other Lender to make the Loan or BA Borrowing or to fund participations in Letters of Credit to be made by such other Lender on any Borrowing Date or any other date required hereunder. Nothing herein shall be deemed to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder, The obligations of the Lenders hereunder to make Loans or BA Borrowings or to fund participations in Letters of Credit are several and not joint.

2.11 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, enforcement of security or otherwise) on account of principal of or interest on any Loan, any Banker's Acceptance or BA Equivalent Note, its participation in any Letter of Credit or any of the foregoing or any fees (exclusive of payments or recoveries under ARTICLE V) in excess of its applicable Pro Rata Share (or other share contemplated hereunder) of amounts received by all Lenders, such Lender shall immediately notify the Administrative Agent of such fact and purchase from the other Lenders, in a manner to be reasonably specified by the Administrative Agent, such participations in the Loans held by them (and, if applicable, such sub-participations in the Letters of Credit and/or participations in Bankers' Acceptances and BA Equivalent Notes) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of the other Lenders; PROVIDED that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.11) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. The provisions of this SECTION 2.11 are solely for the benefit of the Lenders and are not for the benefit of (and may not be enforced by) any other Person. The Lenders may, without the consent of the Borrower or any other Person, make arrangements among themselves to amend or otherwise modify this SECTION 2.11 and to establish different sharing arrangements with respect to payments by or on behalf of the Borrower; PROVIDED that any such amendment, modification or sharing arrangement shall be consented to by all Lenders.

2.12 HEDGING ARRANGEMENTS. Any obligations of any Loan Party under any Hedging Agreements now or hereafter entered into or guaranteed by any Loan Party, in each case entered into with any Lender, or any Affiliate of any Lender, may be secured by the Loan Documents, PARI PASSU with the other obligations of any Loan Party under this Agreement or any Loan Document. In the event that any Loan Party enters into a Hedging Agreement with a Lender or an Affiliate of a Lender which is to be secured by the Loan Documents, such Loan Party and the Lender shall provide to the Administrative Agent written notice of the details of such Hedging Agreement within 10 Business Days after such Hedging Agreement is entered into. The entitlement of each Lender and each Lender Affiliate to the proceeds of realization of the security interests and the security constituted by the Loan Documents in respect of amounts owing under Hedging Agreements shall be equal to the actual net exposure under all of such Lender's and such Lender's Affiliates' Hedging Agreements.

                                   ARTICLE III
                              LOAN ACCOUNTS; NOTES

3.1 LOAN ACCOUNTS. The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be conclusive (absent manifest error) as to the amount of the Loans made by the Lenders to the Borrower and the Letters of Credit Issued for the account of the Borrower, and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to any Loan or Letter of Credit.

3.2 NOTES. Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender to the Borrower may be evidenced by one or more Notes issued by the Borrower, instead of loan accounts. Each such Lender may endorse on the schedules annexed to the applicable Note the date, amount and maturity of each applicable Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto, and such Lender's record shall be conclusive (absent manifest error); PROVIDED that the failure of a Lender to make, or an error in making, a notation thereon with respect to any applicable Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

                                   ARTICLE IV
                              THE LETTERS OF CREDIT

4.1   THE LETTER OF CREDIT SUBFACILITY.

      (a) Subject to the terms and conditions set forth herein, (i) the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in ARTICLE IV, (A) from time to time, on any Business Day during the period from the Closing Date to the Termination Date, to issue Letters of Credit for the account of the Borrower (or the joint account of the Borrower and a Subsidiary) in an aggregate Effective Amount not to exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 4.2(c) and (d), and (B) to honour properly drawn drafts under Letters of Credit issued by it; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of Borrower (or the joint account of the Borrower and a Subsidiary); PROVIDED that the Issuing Lender shall not be obligated to Issue Letters of Credit for the account of Borrower, and no Lender shall be obligated to participate in any such Letter of Credit, if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Total Outstandings exceed the amount of the combined Commitments (as it may be increased pursuant to SECTION 2.1.1 or reduced pursuant to SECTION
2.1.6 OR 2.8); (2) Outstandings of such Lender exceed such Lender's Commitment (as it may be increased pursuant to SECTION 2.1.1 or reduced pursuant to SECTION
2.1.6 or 2.8); (3) the Effective Amount of all L/C Obligations of the Borrower exceeds the L/C Commitment; or (4) the Aggregate Borrowings (US Dollar Equivalent) exceeds the Aggregate Borrowing Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

      (b) The Issuing Lender shall not have an obligation to Issue any Letter of Credit if:

             (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

            (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE VI is not then satisfied;

           (iii) the expiry date of such Letter of Credit is later than (A) one year after the Issuance thereof; PROVIDED that the Letters of Credit set forth on SCHEDULE 4.1 may have an expiry date two years after the Issuance thereof, or, (B) the date which is 10 days prior to the scheduled L/C Termination Date, unless all of the Lenders have approved such expiry date in writing;

            (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policy of the Issuing Lender;

             (v) such Letter of Credit is denominated in a currency other Canadian Dollars; or

            (vi)   such Letter of Credit is not a standby letter of credit.

      (c) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender, respectively, on the Closing Date a participation in each Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's applicable Pro Rata Share, multiplied by (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of each drawing thereunder, respectively.

4.2   ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

      (a) Each Letter of Credit shall be irrevocable and shall be Issued upon the written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Lender: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may reasonably require.

      (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received, on or before the Business Day immediately preceding the date on which the Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 4.1(a)(ii) as a result of the limitations set forth in CLAUSE (1), (2) or (3) thereof or (B) a notice described in SUBSECTION 4.1(b)(ii), then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary business practices.

      (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Lender will, upon the written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall have no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (d) The Issuing Lender and the Lenders agree that, while any Letter of Credit is outstanding and prior to the Termination Date, at the option of the Borrower, and upon the written request of the Borrower, received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of a Letter of Credit issued by the Issuing Lender. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent, shall not be more than one year after the date of such renewal and shall be at least 10 days prior to the scheduled L/C Termination Date); and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall have no obligation to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 4.2(d) upon the request of the Borrower but the Issuing Lender shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

      (e) The Issuing Lender may (to the extent permitted under the applicable Letter of Credit), at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of any Letter of Credit to be a date not later than 10 days prior to the scheduled L/C Termination Date.

      (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

      (g) The Issuing Lender will deliver to the Administrative Agent, concurrently with or promptly following its delivery of a Letter of Credit, or an amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or amendment to or renewal of a Letter of Credit.

4.3   RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

      (a) Immediately upon the Issuance of each Letter of Credit for the account of the Borrower, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

      (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the

Administrative Agent. The Borrower shall reimburse the Issuing Lender prior to 12:00 noon (Toronto time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "HONOUR DATE"), in an amount equal to the amount so paid by the Issuing Lender. If the Borrower fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 12:00 noon (Toronto time) on the Honour Date, the Issuing Lender will promptly notify the Administrative Agent and each Lender thereof, and the Borrower shall be deemed to have requested that Prime Rate Loans be made by the Lenders to be disbursed on the Honour Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Commitments. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this SUBSECTION 4.3(b) may be oral if immediately confirmed in writing (including by facsimile); PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

      (c) Each Lender shall upon receipt of any notice pursuant to SUBSECTION 4.3(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Canadian Dollars, and in immediately available funds, equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 4.3(d)) each be deemed to have made a Prime Rate Loan to Borrower in such amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. (Toronto time) on the Honour Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honour Date to the date such Lender makes such payment, at a rate per annum equal to the Canadian Cost of Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honour Date, but failure of the Administrative Agent to give any such notice on the Honour Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 4.3.

      (d) With respect to any unreimbursed drawing that is not converted into Prime Rate Loans in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in SECTION 6.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Prime Rate plus 2% per annum, and each Lender's payment to the Issuing Lender pursuant to SUBSECTION 4.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 4.3.

      (e) Each Lender's obligation in accordance with this Agreement to make Loans or L/C Advances, as contemplated by this SECTION 4.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the existence of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that each Lender's obligation to make Loans (but not L/C Advances) under this SECTION 4.3 is subject to the conditions set forth in Section 6.2 (other than SUBSECTION 6.2(a)).

4.4   REPAYMENT OF PARTICIPATIONS.

      (a) Promptly upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in such Letter of Credit pursuant to SECTION 4.3, or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

      (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to SUBSECTION 4.4(a) in reimbursement of a payment made under a Letter of Credit or any interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Canadian Cost of Funds Rate in effect from time to time.

4.5   ROLE OF THE ISSUING LENDER.

      (a) Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall have no responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

      (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders); (ii) any action taken or omitted in the absence of gross negligence or wilful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

      (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for the account of the Borrower; PROVIDED that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in CLAUSES (i) through (vii) of
SECTION 4.6; PROVIDED that, anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's wilful misconduct or gross negligence or the Issuing Lender's wilful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

4.6 OBLIGATIONS OF THE BORROWER. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit issued for the account of the Borrower, and to repay any L/C Borrowing and any drawing under any such Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each L/C-Related Document under all circumstances, including the following:

             (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any such Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

           (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

            (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

             (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.

4.7 CASH COLLATERAL PLEDGE. If any Letter of Credit issued for the account of the Borrower remains outstanding and partially or wholly undrawn as of the Termination Date or upon the request of the Required Lenders following the occurrence of an Event of Default, then the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all such Letters of Credit.

4.8   LETTER OF CREDIT FEES.

      (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a letter of credit fee with respect to each Letter of Credit issued for the account of the Borrower computed at the applicable rate per annum set forth in SCHEDULE 1.1B of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn) as calculated by the Administrative Agent.

      (b) The Borrower shall pay to the Administrative Agent for the account of the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Lender for the account of the Borrower at the rate per annum separately agreed to by the Borrower and the Issuing Lender (and set out in the letter dated April 25, 2002) of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn) as calculated by the Administrative Agent.

      (c) The letter of credit fees payable under SUBSECTION 4.8(a) and the fronting fees payable under SUBSECTION 4.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall have been terminated), with the final payment to be made on the Termination Date (or such later expiration date). Without limiting the foregoing, the fees which will be due and payable under SUBSECTION 4.8(a) AND
(b) on June 28, 2002 will be deferred and payment shall be made of such fees together with the payment due on September 30, 2002.

      (d) The Borrower shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

4.9 APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

                                    ARTICLE V
                     TAXES, YIELD PROTECTION AND ILLEGALITY

5.1   TAXES.

      (a) Any and all payments by the Borrower to each Lender, the Administrative Agent and/or the Issuing Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by law. In addition, the Borrower shall pay all Other Taxes.

      (b) The Borrower agrees to indemnify each Lender, the Administrative Agent and/or the Issuing Lender for, and hold each such Person harmless from, the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender, the Administrative Agent and/or the Issuing Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender, the Administrative Agent and/or the Issuing Lender makes written demand therefor.

      (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to a Lender, the Administrative Agent and/or the Issuing Lender, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender, the Administrative Agent and/or the Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii)   the Borrower shall make such deductions and withholdings; and

           (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with Requirements of Law.

      (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent with the original or a copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

      (e) Any Foreign Lender (including, if applicable, the Issuing Lender) that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Requirements of Law, such properly completed and executed documentation prescribed by Requirements of Law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

      (f) Each Lender (including the Issuing Lender) agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent and to the Borrower through the Administrative Agent an instrument in writing certifying one of the following:

             (A) that such Lender (including, where applicable, the Issuing Lender) (I) is not a non-resident of Canada for the purposes of Part XIII of the Income Tax Act, or is an "authorized foreign bank" under Section 2 of the Bank Act and all payments payable to it by the Borrower hereunder are in respect of its Canadian banking business, and (II) that it is the sole beneficial owner of payments of principal of and interest on its Loans and other extensions of credit to the Borrower under this Agreement; or

             (B) its jurisdiction of incorporation and residence for tax purposes, that it is the sole beneficial owner of payments of principal of and interest on its Loans and other extensions of credit to the Borrower under this Agreement and the rate of withholding tax applicable to any payment of interest to it pursuant to any applicable tax convention between Canada, on the one hand, and its jurisdiction of residence for tax purposes, on the other hand; or

             (C) its jurisdiction of incorporation and residence for tax purposes, the names of the beneficial owners of payments of principal of and interest on its Loans and other extensions of credit to the Borrower under this Agreement, the residence for tax purposes of each of such beneficial owners and the rate of withholding tax applicable to any payment of interest in respect of each beneficial owner pursuant to any applicable tax convention between Canada, on the one hand, and the jurisdiction of residence for tax purposes of each beneficial owner, on the other hand;

and undertaking to advise the Borrower and the Administrative Agent of any change in respect of CLAUSE (A), (B) OR (C), as the case may be. In addition, each Lender or Issuing Lender shall, promptly upon the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other instruments in writing, forms or similar documentation as may be required from time to time by any Requirements of Law, treaty, rule or regulation or the official interpretation of such laws or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) in order to establish such Lender's or Issuing Lender's tax status for withholding purposes. If the Administrative Agent receives a request from CCRA or another taxing authority to provide additional information concerning the withholding tax status of any Lender or Issuing Lender, such Lender or Issuing Lender shall (upon notice of such request from the Administrative Agent) use reasonable efforts to obtain and deliver such information to such taxing authority and the Administrative Agent. Notwithstanding the foregoing provisions of this SUBSECTION (f) or any other provision of this SECTION 5.1, no Lender or Issuing Lender shall be required to deliver any form pursuant to this SECTION
5.1 if such Lender or Issuing Lender is not legally permitted to deliver such form as a result of a change in any Requirement of Law after the date of this Agreement. Bank of America, N.A. (Canada Branch) certifies that it is an "authorized foreign bank" under Section 2 of the Bank Act and that all payments payable to it by the Borrower hereunder are in respect of its Canadian banking business. Each of CIBC and Bank of Nova Scotia certifies that it is not a non-resident of Canada for the purposes of Part XIII of the Income Tax Act.

      (g) The Borrower will not be required to pay any additional amount in respect of Canadian federal withholding tax pursuant to this SECTION 5.1 to the Administrative Agent, any Lender or Issuing Lender if the obligation to pay such additional amount would not have arisen but for a failure by such Lender or Issuing Lender to comply with its obligations under SUBSECTION 5.1(f) or SECTION 11.8.

      (h) If, at any time, the Borrower requests any Lender or Issuing Lender to deliver any forms or other documentation pursuant to SUBSECTION 5.1(f), then the Borrower shall, on demand of such Lender or Issuing Lender through the Administrative Agent, reimburse such Lender or Issuing Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender or Issuing Lender in the preparation or delivery of such instruments, forms or other documentation.

      (i) If, following the imposition of any Taxes on any payment by the Borrower to any Lender, the Administrative Agent and/or the Issuing Lender in respect of which the Borrower is required to make an additional payment pursuant to this SECTION 5.1, any Lender or the Administrative Agent or the Issuing Lender receives or is granted a credit against or remission for or deduction from or in respect of any Taxes paid by it or shall obtain any other relief which, in such Lender's, Administrative Agent's or Issuing Lender's opinion, as applicable, is both reasonably identifiable and quantifiable by it without involving it in an unacceptable administrative burden (any of the foregoing being a "SAVING"), such Lender, the Administrative Agent and/or the Issuing Lender, as applicable, will reimburse the Borrower with such amount as such Lender, the Administrative Agent and/or the Issuing Lender, as applicable, shall have concluded, in its absolute discretion but in good faith, to be the amount or value of the relevant saving. Nothing herein contained shall interfere with the right of any Lender, the Administrative Agent and/or the Issuing Lender to arrange its affairs in whatever manner it thinks fit and, in particular, no Lender, the Administrative Agent nor the Issuing Lender shall be under any obligation to claim relief for tax purposes on its corporate profits or otherwise, or to claim such relief in priority to any other claims, reliefs, credits or deductions available to it or to disclose details of its affairs. Each Lender, the Administrative Agent and/or the Issuing Lender will notify the Borrower promptly of the receipt by such Lender, the Administrative Agent and/or the Issuing Lender of any such saving and of such Lender's, Administrative Agent's and/or the Issuing Lender's opinion, as applicable, as to the amount or value thereof, and any reimbursement to be made by such Lender, the Administrative Agent and/or the Issuing Lender, as applicable, will be made promptly on the date of receipt of such saving by such Lender, the Administrative Agent and/or the Issuing Lender or, if later, on the last date on which the applicable taxation authority would be able in accordance with Requirements of Law to reclaim or reduce such saving.

5.2   ILLEGALITY.

      (a) If any Lender determines that the introduction of, or any change in, any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender to make Canadian Eurodollar Rate Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make Canadian Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

      (b) If a Lender determines that it is unlawful to maintain any Canadian Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), convert such Canadian Eurodollar Rate Loan to a Prime Rate Loan and pay all interest accrued thereon and amounts required under SECTION 5.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Canadian Eurodollar Rate Loan to such day, or on such earlier date on which such Lender may no longer lawfully continue to maintain such Canadian Eurodollar Rate Loan (as determined by such Lender).

5.3   INCREASED COSTS AND REDUCTION OF RETURN.

      (a) If any Lender determines that, as a result, after the date hereof, of (i) the introduction of or any change in or in the interpretation of any law or regulation, or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender (other than any general increase in the level of taxation of such Lender and similarly-situated financial institutions) of agreeing to make or making, funding or maintaining any Credit Extension or participating in Letters of Credit or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

      (b)     If any Lender shall have determined that, after the date hereof,
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) and that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

5.4 FUNDING LOSSES. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

      (a) the failure of the Borrower to borrow, continue or convert a Loan or to issue a Bankers' Acceptance or a BA Equivalent Note after the Borrower has given (or is deemed to have given) a Notice of Borrowing, a Notice of Conversion/Continuation or a Notice of BA Borrowing;

      (b) the failure of the Borrower to make any prepayment in accordance with any notice delivered under SECTION 2.1.5;

      (c) the prepayment (including pursuant to SECTION 2.1.5 or 2.1.6) or other payment (including after acceleration thereof) of a Canadian Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

      (d) the automatic conversion under SECTION 2.1.4 of any Canadian Eurodollar Rate Loan to a Prime Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its applicable Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to a Lender under this Section and under SECTION 5.3, each Canadian Eurodollar Rate Loan made by a Lender shall be conclusively deemed to have been funded (and to have been subject to each related reserve, special deposit or similar requirement) at the Canadian Eurodollar Rate for such Canadian Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period in Canadian Dollars whether or not such Canadian Eurodollar Rate Loan is in fact so funded.

5.5 INABILITY TO DETERMINE RATES. If the Administrative Agent reasonably determines that, for any reason, adequate and reasonable means do not exist for determining the Canadian Eurodollar Rate for any requested Interest Period with respect to Canadian Eurodollar Rate Loans, or Lenders having an aggregate Pro Rata Share of 25% or more of the combined Commitments determine that the Canadian Eurodollar Rate to be applicable for any requested Interest Period with respect to Canadian Eurodollar Rate Loans does not adequately and fairly reflect the cost to such Lenders of funding such Loans, then the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain the applicable Canadian Eurodollar Rate Loans in the applicable currency hereunder shall be suspended until the Administrative Agent (upon the instructions of the Lenders, if applicable), revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any applicable Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Prime Rate Loans instead of Canadian Eurodollar Rate Loans.

5.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE V shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for, and a calculation of, the amount payable to such Lender hereunder and such certificate shall be presumed to be accurate in the absence of manifest error.

5.7 SUBSTITUTION OF LENDERS. Upon the receipt by the Borrower or the Administrative Agent from any Lender (an "AFFECTED LENDER") of a claim for compensation under SECTION 5.3 or a notice of the type described in SUBSECTION 5.2(a) or (b), the Borrower may: (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (it being understood that no Lender shall be obligated to comply with any such request); or (ii) designate a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "REPLACEMENT LENDER"). Any designation of a Replacement Lender shall be subject to the prior written consent of the Administrative Agent and the Issuing Lender.

5.8 RIGHT OF LENDERS TO FUND THROUGH BRANCHES AND AFFILIATES. Each Lender may, if it so elects, fulfill its commitment as to any Loan hereunder by designating a branch or Affiliate of such Lender to make such Loan; PROVIDED that (a) such Lender shall remain solely responsible for the performance of its obligations hereunder, (b) no such designation shall result in any increased costs to the Borrower; and (c) any such Lender which is a Domestic Lender shall not designate an Affiliate that is not a Domestic Lender.

5.9   SURVIVAL. The agreements and obligations of the Borrower in this
ARTICLE V shall survive the termination of this Agreement and the payment of all Obligations.

5.10 CURRENCY PROTECTION. The Borrower acknowledges that it may from time to time receive funds in respect of a Borrowing or an L/C Borrowing from, or become obligated to pay principal, interest, fees, costs or expenses to, the Fronting Bank on account of a Participating Lender. The Borrower acknowledges that such Participating Lender may, in respect of its Commitment, provide funds to the Fronting Bank in U.S. Dollars. Upon receipt of any payment from the Borrower in respect of principal, interest, fees, costs or expenses for the account of a Participating Lender, the Fronting Bank shall convert such payment into U.S. Dollars. The obligation of the Borrower in respect of any such payment shall be discharged only to the extent that, on the Business Day following receipt by the Fronting Bank of such payment, the Fronting Bank is able to, in accordance with normal banking procedures, purchase U.S. Dollars in a sufficient quantity to pay the Participating Lenders in full.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 CONDITIONS TO EFFECTIVENESS. This Agreement and the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall become effective on the date that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for the Administrative Agent and each Lender, on or before June 27, 2002:

      (a) CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS. This Agreement, the Notes (if any), the Guaranties, each Security Agreement, each Pledge Agreement and each Collateral Mortgage, each executed by each party thereto.

      (b) RESOLUTIONS; INCUMBENCY. Copies of resolutions of the board of directors (or other appropriate governing body) of each Loan Party authorizing the transactions contemplated hereby and the performance of their respective obligations under the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary (or other appropriate representative) of such Loan Party, and a certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names and true signatures of the officers, partners or managers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party.

      (c) ORGANIZATION DOCUMENTS; GOOD STANDING. The Organization Documents of each Loan Party as in effect on the Closing Date, certified by the Secretary or an Assistant Secretary (or other appropriate representative) of such Loan Party as of the Closing Date, and a certificate of compliance, status, good standing or other like effect from the applicable Governmental Authority in the jurisdiction of incorporation of each Loan Party.

      (d) PAYMENT OF FEES. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent under the Existing Credit Agreement, the Existing Term Loan Agreement and this Agreement, to the extent invoiced prior to or on the

Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in SECTION 2.5 OR 11.4.

      (e)     INTENTIONALLY DELETED.

      (f) INSURANCE. The Administrative Agent shall have received a certificate of insurance coverage, dated not more than 30 days prior to the Closing Date, evidencing that the Borrower and its Subsidiaries are carrying insurance in accordance with SECTION 8.3, and that the Administrative Agent is named as loss payee or named insured (as appropriate) on all such insurance policies.

      (g) CERTIFICATE. A certificate signed by an officer of Borrower, dated as of the Closing Date, stating that:

             (i) the representations and warranties contained in Article VII are true and correct on and as of such date, as though made on and as of such date;

            (ii) no Event of Default or Unmatured Event of Default exists or will result from the initial Credit Extensions; and

           (iii) no event or circumstance has occurred since December 31, 2001 that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (h) LEGAL OPINIONS. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of each of Blake, Cassels & Graydon LLP and Osler, Hoskin & Harcourt LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of EXHIBIT D-1, and covering such other matters relating to the Borrower and the other Loan Parties, this Agreement, and the other Loan Documents, as the Lenders shall reasonably request (together with copies of all factual certificates upon which counsel has relied). The Administrative Agent shall also have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of such special and local counsel as may be required by the Administrative Agent, substantially in the form of EXHIBIT D-2 (together with copies of all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied). Such legal opinions shall include opinions as to the title of any Loan Party, to all owned real property (or, in the alternative, the Borrower may deliver to the Administrative Agent a title insurance policy in form satisfactory to the Administrative Agent as to any parcel of owned real property in respect of which a title opinion is not delivered). The Borrower hereby requests each such counsel to deliver such opinions and supporting materials.

      (i) NO CESSATION OF FINANCING MARKET. There shall have not occurred and be continuing on the Closing Date any general banking moratorium, any practical cessation or material disruption or material adverse change in the financial, banking, capital markets or private debt financing markets, and there shall not have been introduced any material governmental restrictions imposed on lending institutions, which, in the sole discretion of the Administrative Agent, materially affect the type of lending transactions contemplated by this Agreement (including, without limitation, syndication of the Commitments).

      (j) REGISTRATION OF COLLATERAL DOCUMENTS; SEARCHES. All of the Collateral Documents shall have been registered in all offices in which, in the pinion of the Administrative Agent or its counsel, registration is necessary or of advantage to perfect and protect the priority of the Liens intended to be created thereby, and duplicate copies of such Collateral Documents (or financing statements in respect thereof, as applicable) bearing or accompanied by appropriate endorsements or certificates of registration shall have been delivered to the Administrative Agent. The Administrative Agent shall have received and be satisfied with the results of all personal property, bankruptcy, execution and other searches conducted by the Administrative Agent and its counsel with respect to the Borrower and any other Loan Party in all jurisdictions selected by the Administrative Agent and its counsel.

      (k) CERTIFICATE AS TO JURISDICTIONS. The Administrative Agent shall have received a certificate from an officer on behalf of the Borrower dated the Closing Date setting out the various jurisdictions in which the Borrower and each other Loan Party carries on business or has assets (including accounts receivable) having an aggregate value in excess of Cdn.$250,000.

      (l) DELIVERY OF FINANCIAL STATEMENTS. The Administrative Agent and the Lenders shall have received (i) the audited consolidated balance sheets, statements of income and retained earnings and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2001, (ii) corresponding unaudited financial statements in respect of each of such parties for the three month period ended March 31, 2002, and (iii) unaudited consolidated balance sheets of the Borrower and its Subsidiaries (PRO FORMA as of the Closing Date, to give effect to the transactions contemplated by this Agreement). The audited financial statements described in subparagraph (i) above shall not present financial information which is materially different from the financial information provided by the Borrower and attached to the compliance certificate dated June 26, 2002 delivered pursuant to the Existing Credit Agreement.

      (m) INDEBTEDNESS. The transactions contemplated in this Agreement and the other Loan Documents shall not have caused any event or condition to occur which has resulted, or which will result, in any material Indebtedness of any Loan Party becoming due prior to its scheduled maturity or that permits (with or without the giving of notice, the lapse of time, or both) the holder or holders of any material Indebtedness of any Loan Party (or any trustee or agent on its or their behalf) to cause any material Indebtedness of any Loan Party to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or which will result in the creation of any Liens under any Indebtedness of any Loan Party.

      (n) DIRECTION. The Borrower shall have irrevocably delivered to the Administrative Agent a written direction which requires the Administrative Agent to use a portion of the first Credit Extension hereunder to repay in full all amounts owing under the Existing Credit Agreement and the Existing Term Loan Agreement.

      (o) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request, including any documentation required by the Administrative Agent in connection with the establishment of any required disbursement, proceeds, cash collateral or other bank account with the Administrative Agent.

6.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

      (a) NOTICE, APPLICATION. The Administrative Agent shall have received a Notice of Borrowing or a Notice of BA Borrowing, as applicable, or the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application (in the case of any Issuance of a Letter of Credit).

      (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VII shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

      (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Credit Extension.

Each Notice of Borrowing, Notice of BA Borrowing, L/C Application and L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower, as of the date of such notice or request and as of the relevant Borrowing Date or Issuance Date, as applicable, that the applicable conditions in this SECTION 6.2 are satisfied.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and each Lender that:

7.1   EXISTENCE AND POWER. The Borrower and each other Loan Party:

      (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization;

      (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business as currently conducted and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

      (c) is duly qualified as a foreign entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

      (d)     is in compliance with all Requirements of Law;

except, in each case referred to in clause (b)(i), (c) OR (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party has been duly authorized by all necessary action on the part of such Loan Party (including any necessary action by the shareholders, partners or members thereof), and does not and will not:

      (a)     contravene the terms of any of such Loan Party's Organization
Documents;

      (b) conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any Subsidiary or any of their respective assets is subject, except to the extent such breach or contravention, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

      (c)     violate any Requirement of Law.

7.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or the enforcement against, any Loan Party of any Loan Document to which such Loan Party is a party.

7.4 BINDING EFFECT. Each of this Agreement and each other Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

7.5 FINANCIAL STATEMENTS. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders, (a) the audited consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 2001, which statements have been prepared in conformity with GAAP and present fairly the financial condition of the Borrower and its Subsidiaries as at such date and the results of their operations for the period then ended and (b) the unaudited financial statements of the Borrower and its Subsidiaries as at March 31, 2002, which have been prepared in conformity with GAAP and present fairly the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations for the period then ended (subject to normal year-end adjustments and the absence of footnotes).

7.6 NO MATERIAL ADVERSE CHANGE. Since the date of the audited consolidated financial statements described in SECTION 7.5, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

7.7 LITIGATION AND GUARANTEE OBLIGATIONS. No litigation (including any derivative action), arbitration proceeding or governmental proceeding is pending or, to the Borrower's knowledge, threatened against the Borrower or any Subsidiary which is reasonably likely to have a Material Adverse Effect, except as set forth in SCHEDULE 7.7. Other than any liability incident to such litigation or proceedings, neither the Borrower nor any Subsidiary has any material Guarantee Obligations not provided for or disclosed in the financial statements referred to in SECTION 7.5 or listed in SCHEDULE 7.7.

7.8 OWNERSHIP OF PROPERTIES; LIENS. The Borrower and each Subsidiary have title to (or with respect to real property, good and marketable title to), or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
SECTION 8.8.

7.9   SUBSIDIARIES. The Borrower has no Subsidiaries except those listed in
SCHEDULE 7.9 (a) and SCHEDULE 7.9(b). The Subsidiaries listed in SCHEDULE 7.9(b) are each organized under the laws of a jurisdiction other than Canada or a province or territory thereof (the "FOREIGN SUBSIDIARIES"), hold no assets other than the Shares they hold in other Foreign Subsidiaries and none of the Foreign Subsidiaries conduct any business.

7.10 PENSION PLANS. Except as set forth on SCHEDULE 7.10, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan which would be reasonably likely to result in the Borrower or any Subsidiary being required to make a contribution to such Pension Plan, or incurring a liability or obligation to such Pension Plan, in excess of U.S.$1,000,000 in the aggregate for all such occurrences. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. All Pension Plans are duly registered where required by Requirements of Law and are administered in accordance with Requirements of Law; all contributions have been made under all Pension Plans in accordance with Requirements of Law and the terms of the Pension Plans; all Pension Plans are funded in accordance with the respective rules thereof and all Requirements of Law; all experience deficiencies under the Pension Plans will be funded in accordance with Requirements of Law.

7.11 TAXES. The Borrower and each Subsidiary have filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

7.12 SOLVENCY, ETC. On the Closing Date, and immediately prior to and after giving effect to each Credit Extension hereunder and the use of the proceeds thereof (and taking into account any contribution or subrogation rights), (a) the Borrower's and each Subsidiary's assets will exceed its liabilities, and (b) the Borrower and each Subsidiary will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then conducted.

7.13  HAZARDOUS MATERIALS.

      7.13.1 RELEASE AND DISPOSAL. Except as previously disclosed to the Administrative Agent and the Lenders in writing prior to the date of this Agreement or except to the extent such events or conditions would not constitute a Material Environmental Event, (a) neither the Borrower nor, to the best of the Borrower's knowledge, any other Person has ever caused or permitted any Hazardous Material to be released or disposed of on, under or at any real property located in Canada and now owned, leased or operated by the Borrower or any Subsidiary, (b) no such real property has ever been used (by the Borrower or, to the best of Borrower's knowledge, by any other Person) as a site for intentional disposal of any Hazardous Material or a permanent storage site for any Hazardous Material, and (c) neither the Borrower nor, to the best of the Borrower's knowledge, any of its predecessors has ever caused or permitted any Hazardous Material to be disposed of at any locations other than those identified pursuant to this SECTION 7.13.1.

      7.13.2 TREATMENT AND STORAGE. Except in compliance with Requirements of Law or to the extent such events or conditions would not constitute a Material Environmental Event, (a) neither the Borrower nor, to the best of Borrower's knowledge, any other Person has ever caused or permitted any Hazardous Material to be treated or stored on, under or at any real property owned, leased or operated by the Borrower or any Subsidiary, and (b) neither the Borrower nor, to the best of Borrower's knowledge, any of its predecessors has ever caused or permitted any Hazardous Material (except for any which may have been present in raw materials or any products) to be transported to, treated, or stored at any locations other than those identified pursuant to this SECTION 7.13.2.

7.14 ABSENCE OF DEFAULT. Neither the Borrower nor any Subsidiary is in material default under any material contract to which it is a party or by which it is bound.

7.15 LEASED PREMISES. As of the Closing Date, neither the Borrower nor any Subsidiary is the lessee of any premises other than those premises set forth on
SCHEDULE 7.15.

7.16 INFORMATION. All information heretofore or contemporaneously herewith furnished by the Borrower or any Subsidiary to the Administrative Agent and the Lenders for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information taken as a whole is or will be incomplete by omitting to state any material fact necessary to make such information not misleading (it being recognized by the Administrative Agent and the Lenders that projections and forecasts provided by the Borrower are not to be viewed as representations and warranties and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

7.17 BURDENSOME OBLIGATIONS. Neither the Borrower nor any Subsidiary is a party to any agreement or contract or subject to any corporate, partnership or other organizational restriction which might reasonably be expected to have a Material Adverse Effect.

7.18 LABOR MATTERS. Except as set forth on SCHEDULE 7.18, (a) neither the Borrower nor any Subsidiary is subject to any labor or collective bargaining agreement; and (b) there are no existing or threatened strikes, lockouts or other labor disputes involving the Borrower or any Subsidiary that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                                    COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing, the Borrower shall and shall cause each Subsidiary, where applicable, to:

8.1 CERTIFICATES AND OTHER INFORMATION. Furnish to the Administrative Agent and each Lender:

      8.1.1 ANNUAL REPORTS. Promptly when available and in any event within 90 days after the close of each Fiscal Year, (i) a copy of the annual audit report of the Borrower and its Subsidiaries for such Fiscal Year in U.S. Dollars, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, which audit report shall be without qualification as to going concern or scope and shall be prepared by PricewaterhouseCoopers LLP or other independent auditors of recognized standing selected by the Borrower and acceptable to the Required Lenders; and (ii) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and unaudited consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year in Canadian Dollars. The financial statements referred to in (ii) above shall be accompanied by a certificate of the chief executive officer or the chief financial officer or the chief operating officer or the president of the Borrower certifying that such financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and periods indicated.

      8.1.2 INTERIM REPORTS. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, unaudited consolidated statements of earnings and cash flow for such Fiscal Quarter and unaudited consolidating statements of earnings (broken out by Eastern hauling, Eastern landfill, Western hauling, Western landfill, corporate head office and total) of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter (each in both Canadian Dollars and U.S. Dollars); (b) promptly when available and in any event within 30 days after the end of each of the first two months of each Fiscal Quarter, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month, unaudited consolidated statements of earnings and cash flow for such month and unaudited consolidating statements of earnings (broken out by Eastern hauling, Eastern landfill, Western hauling, Western landfill, corporate head office and total) of the Borrower and its Subsidiaries as of the end of such month (each in both Canadian Dollars and U.S. Dollars); (c) concurrently with each set of financial statements referred to in clause (a) or (b) above,
(i) a certificate of the chief executive officer or the chief financial officer or the chief operating officer or the president of Borrower, certifying that such financial statements (which may be prepared by Borrower) fairly present the financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from normal year-end adjustments, (ii) a report from the chief financial officer or the chief operating officer or the president of the Borrower setting out (A) particulars of service contracts with annual revenues of at least Cdn. $250,000 obtained by the Borrower and its Subsidiaries since the date of the last report,
(B) particulars of service contracts with annual revenues of at least Cdn. $250,000 which have been terminated since the date of the last report, and (C) particulars of all Acquisitions since the date of the last report, (iii) a report (or a column in the applicable financial statements) showing any variances from the forecast most recently provided pursuant to clause (d) below, together with an explanation of such variances, and (iv) a detailed report of Capital Expenditures and Asset Sales for the period then ended; and (d) concurrently with each set of financial statements referred to in clause (a) above, a copy of the forecast (including projected consolidated and consolidating balance sheet and statement of earnings and cash flow) of the Borrower and its Subsidiaries for the following four Fiscal Quarters (each in both Canadian Dollars and U.S. Dollars).

      8.1.3 COMPLIANCE CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to SECTION 8.1.1 and each set of quarterly statements, a duly completed certificate in the form of EXHIBIT C, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the chief executive officer or the chief financial officer or the chief operating officer or the president of Borrower, containing a computation, in Canadian Dollars and in U.S. Dollars, of each of the financial ratios and restrictions set forth in this SECTION 8 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it. The Borrower acknowledges that to the extent there are any differences in the determinations of the financial ratios and restrictions when calculated in Canadian Dollars and U.S. Dollars, the Canadian Dollar calculations shall prevail.

      8.1.4 REPORTS TO SECURITIES COMMISSIONS AND TO SHAREHOLDERS. Promptly upon the filing or sending thereof, provide written notice to the Administrative Agent of the filing of any annual, periodic or special report, prospectus or registration statement (inclusive of exhibits thereto) filed with any securities exchange or commission or any stock exchange, and any report, proxy statement or other communication to Borrower's shareholders generally.

      8.1.5 NOTICE OF DEFAULT, LITIGATION AND PENSION PLAN MATTERS. Promptly (and in any event within one Business Day in the case of CLAUSE (a) and within five Business Days in the case of CLAUSES (b) through (e)) after learning of any of the following, written notice describing the same and the steps being taken by the Borrower or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Administrative Agent and the Lenders which has been instituted or, to the knowledge of Borrower, is threatened against the Borrower or any Subsidiary or to which any of the properties of any such Person is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed either pursuant to CLAUSE (b), or otherwise; (d) the institution of any steps by the Borrower, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any Pension Plan benefit; and (e) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

      8.1.6 SUBSIDIARIES. Promptly upon the occurrence thereof, a written report of any change in the list of its Subsidiaries.

      8.1.7 PROJECTIONS. As soon as practicable and in any event within 90 days after the commencement of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (in both Canadian Dollars and U.S. Dollars), including (a) a forecasted consolidated balance sheet and a consolidated statement of cash flow of the Borrower for such Fiscal Year, and
(b) forecasted consolidated statements of income and cash flows of the Borrower for each month of such Fiscal Year.

      8.1.8 SUMMARY OF INSURANCE COVERAGE Upon request by the Administrative Agent, a summary of the insurance coverages of the Borrower and the Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent, and upon renewal of any insurance policy, a copy of an insurance certificate summarizing the terms of such policy, and upon request by the Administrative Agent, copies of the applicable policies;

      8.1.9 OTHER INFORMATION. Promptly from time to time, such other information concerning the Borrower and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

8.2 RECORDS AND INSPECTIONS. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals, the Administrative Agent or any Lender or any representative thereof to inspect the properties and operations of the Borrower and of such Subsidiary; and permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals, the Administrative Agent or any Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with the Administrative Agent or any Lender or any representative thereof), and to examine (and, at the expense of the Borrower or the applicable Subsidiary, photocopy extracts from) any of its books or other records. The Borrower agrees to pay the fees of its auditors incurred in connection with any reasonable exercise of the rights of the Administrative Agent and the Lenders pursuant to this Section.

8.3 INSURANCE. Maintain, and cause each Subsidiary to maintain, with reputable, financially sound insurance companies (not Affiliates of the Borrower or any Subsidiary), insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree); and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower and its Subsidiaries. Without limiting the foregoing, the Borrower will cause, and cause each Subsidiary to cause, each issuer of an insurance policy to provide the Administrative Agent with an endorsement or an independent instrument (i) in form and substance acceptable to the Administrative Agent and (ii) showing loss payable to the Administrative Agent and naming the Administrative Agent as additional insured.

8.4 COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material Requirements of Law, rules, regulations and orders; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; PROVIDED, HOWEVER, that the foregoing shall not require the Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

8.5   MAINTENANCE OF EXISTENCE, ETC. Maintain and preserve, and (subject to
SECTION 8.11 and 8.26) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization; and (b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect its qualification and good standing as a foreign entity in each jurisdiction where the nature of its business makes such qualification necessary.

8.6   FINANCIAL COVENANTS.

      8.6.1 NET WORTH. Maintain at all times the Net Worth of the Borrower and the Subsidiaries at a level not less than Cdn.$105,000,000, PLUS an amount equal to 75% of the Borrower's cumulative Consolidated Net Income (calculated in each instance from April 1, 2002), PLUS an amount equal to 100% of the net cash proceeds received by the Borrower or any Subsidiary as a result of any equity issuance completed by the Borrower or any Subsidiary. In calculating the Borrower's cumulative Consolidated Net Income for the purposes of this SECTION 8.6.1, no reduction will be made in respect of Consolidated Net Income for any Fiscal Quarter which is less than nil.

      8.6.2 FIXED CHARGE COVERAGE RATIO. Not permit the Fixed Charge Coverage Ratio at any time during any Computation Period ending during the periods described below to be less than the applicable ratio set forth below:

           Computation                Fixed
         Periods Ending:          Coverage Ratio
         ---------------          --------------
          June 30, 2002             1.00 : 1.00
           Thereafter               1.25 : 1.00

      8.6.3 LEVERAGE RATIO. Not permit the Leverage Ratio at any time during any Computation Period ending during the periods described below to exceed the applicable ratio set forth below:

        Computation Periods Ending:          Maximum Leverage Ratio
        ---------------------------          ----------------------
      Closing Date - March 31, 2003              3.25 : 1.00
     April 1, 2003 - December 31, 2003           3.00 : 1.00
   January 1, 2004 - September 30, 2004          2.75 : 1.00
      October 1, 2004 and thereafter             2.50 : 1.00

PROVIDED that if, after the Closing Date, the Borrower incurs any additional Subordinated Debt, then the numerator in each of the maximum Leverage Ratios set forth above shall be increased by 0.50, and from and after the date on which such Subordinated Debt is incurred, the Borrower shall not permit the Senior Leverage Ratio at any time during any Computation Period ending during the periods described below to exceed the applicable ratio set forth below:

        Computation Periods Ending:                   Senior Leverage Ratio
        ---------------------------                   ---------------------
        Closing Date - March 31, 2003                       2.75 : 1.00
      April 1, 2003 - December 31, 2003                     2.50 : 1.00
    January 1, 2004 - September 30, 2004                    2.25 : 1.00
       October 1, 2004 and thereafter                       2.00 : 1.00

      8.6.4 PRO FORMA ADJUSTED EBITDA. Maintain Pro Forma Adjusted EBITDA of the Borrower and the Subsidiaries for each Computation Period ending during the periods described below at a level which is not less than the amount set forth opposite such Computation Period in the table below:

               Computation                             Minimum Pro Forma
             Periods Ending:                            Adjusted EBITDA
             ---------------                           -----------------
   June 30, 2002 - September 30, 2002                   Cdn.$26,400,000
   October 1, 2002 - December 31, 2002                  Cdn.$28,000,000
     January 1, 2003 - June 30, 2003                    Cdn.$28,800,000
    July 1, 2003 - December 31, 2003                    Cdn.$29,600,000
     January 1, 2004 - June 30, 2004                    Cdn.$30,400,000

               Computation                             Minimum Pro Forma
             Periods Ending:                            Adjusted EBITDA
             ---------------                           -----------------
       July 1, 2004 and thereafter                      Cdn.$32,000,000

If, after the Closing Date, the Borrower or any of its Subsidiaries completes an Acquisition, the minimum Pro Forma Adjusted EBITDA levels set forth above will be increased by an amount equal to 85% of trailing 12-month consolidated EBITDA of the Person which is the subject of such Acquisition. Any such adjustment will be determined by the Administrative Agent, based upon the unaudited financial statements of the Person which is the subject of such Acquisition for the preceding four Fiscal Quarters. No reduction will be made in respect of any Acquisition of any Person having negative EBITDA.

      8.6.5 CAPITAL EXPENDITURES. Not permit the consolidated Capital Expenditures of the Borrower and its Subsidiaries at any time during any Computation Period ending during the periods described below to exceed the applicable amounts set forth below:

        Computation Periods Ending:          Capital Expenditure Limit
        ---------------------------          -------------------------
   September 30, 2002 - December 31, 2002         Cdn.$15,200,000
    January 1, 2003 - December 31, 2003           Cdn.$16,000,000
        January 1, 2004 - Thereafter              Cdn.$17,600,000

If, after the Closing Date, the Borrower or any of its Subsidiaries completes an Acquisition, the maximum Capital Expenditure levels set forth above will be increased by an amount equal to the consolidated trailing 12-month depreciation of the Person which is the subject of such Acquisition (or, in the case of an Acquisition of only a portion of the assets of any Person, the consolidated depreciation of the Person which is the subject of such Acquisition, solely to the extent such consolidated depreciation relates to the assets acquired in such Acquisition). Any such adjustment will be determined by the Administrative Agent, based upon the consolidated audited financial statements of the Person which is the subject of such Acquisition for the most recently completed fiscal year of such Person for which audited financial statements are available. Additionally, upon receipt and approval by the Administrative Agent of documentation evidencing new Municipal Service Contracts, the maximum Capital Expenditure levels set forth above (as adjusted) may be increased by a total amount of Cdn$8,000,000 annually. Any such increase in the maximum Capital Expenditure levels set forth above may only be used to fund Capital Expenditures necessary to permit the Borrower or its Subsidiaries to fulfil their obligations under the new Municipal Service Contracts.

8.7 LIMITATION ON DEBT. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) Debt of Subsidiaries to the Borrower or to other Wholly-Owned Subsidiaries; PROVIDED that the Administrative Agent has a perfected, first-priority security interest in all such Debt; (c) other Debt outstanding on the date hereof and listed in SCHEDULE 8.7, and extensions, renewals and refinancings of any such Debt so long as the principal amount thereof is not increased; (d)

Permitted Debt; (e) Guarantee Obligations, provided that all such Debt shall not at any time exceed Cdn.$1,000,000; and (f) Debt arising under Hedging Agreements entered into to hedge other Debt permitted hereunder or other bona fide obligations arising in the ordinary course of business (and, in any event, not entered into for speculative purposes), provided that the aggregate marked-to-market under the Hedging Agreements giving rise to such Debt shall not at any time exceed Cdn.$5,000,000.

8.8 LIENS. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, landlords, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security or in connection with surety bonds (excluding appeal bonds and other bonds relating to judgments), bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on SCHEDULE 8.8; (d) attachments, judgments and other similar Liens, and appeal bonds and other bonds relating to judgments, for sums not exceeding, in the aggregate, Cdn.$500,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings; (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole; (f) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this SECTION 8.8, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; (g) Liens securing Debt permitted by SUBSECTION 8.7(b), provided that the holder of each such Lien has granted the Administrative Agent a perfected, first-priority security interest in such Lien; (h) Liens securing Debt permitted by SECTION 8.7(d) to the extent that it is permitted to be secured Debt; and (i) customary restrictions arising under agreements relating to Asset Sales permitted by the exceptions contained in paragraphs (i), (ii) and (iii) of the definition of "Asset Sale", but only to the extent that such restrictions relate only to the assets which are subject to such Asset Sale and apply only until the completion of such Asset Sale.

8.9 RESTRICTED PAYMENTS. Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than dividends payable in stock, warrants, options, or other non-cash rights with respect to stock of the Borrower), (b) purchase or redeem any capital stock of the Borrower or any Subsidiary or any warrants, options or other rights in respect of such stock,
(c) make any other distribution (other than distributions payable in warrants, options, or other non-cash rights with respect to stock of the Borrower) to shareholders of the Borrower or any Subsidiary, (d) prepay, purchase or redeem any Subordinated Debt, or (e) set aside funds for any of the foregoing; PROVIDED that any Wholly-Owned Subsidiary may declare and pay dividends or make any other distribution to the Borrower or to another Wholly-Owned Subsidiary.

8.10 ADVANCES AND OTHER INVESTMENTS. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except the following:

      (a)     Investments existing on the Closing Date and identified in
SCHEDULE 7.9(a) and 7.9(b);

      (b)     Investments to consummate Permitted Acquisitions;

      (c) in the ordinary course of business, contributions by the Borrower to the capital of any of its Wholly-Owned Subsidiaries, or by any such Wholly-Owned Subsidiary to the capital of any of its Wholly-Owned Subsidiaries;

      (d) in the ordinary course of business, Investments by the Borrower in any Wholly-Owned Subsidiary of the Borrower or by any of the Wholly-Owned Subsidiaries of the Borrower in any other Wholly-Owned Subsidiary of Borrower, by way of intercompany loans, advances or guaranties, all to the extent permitted by SECTION 8.7;

      (e)     Guarantee Obligations permitted by SECTION 8.7;

      (f) good faith deposits made in connection with prospective Permitted Acquisitions;

      (g) loans to officers, directors and employees not at any time exceeding Cdn.$1,000,000 in the aggregate for all such individuals; and

      (h) to the extent they constitute Investments, deposits which give rise to Liens permitted by SUBSECTION (d), (f), or (h) (to the extent relating to Liens permitted by SUBSECTION (d), (f), or (h)) of SECTION 8.8; and

      (i)     Cash Equivalent Investments;

PROVIDED that (x) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (y) no Investment otherwise permitted by CLAUSE (b),
(c), (d), (e), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

8.11 MERGERS, CONSOLIDATIONS AND AMALGAMATIONS; ACQUISITIONS. Not, and not permit any Subsidiary to, be a party to any merger, consolidation or amalgamation, or make any Acquisition, except (a) any merger, consolidation or amalgamation of or by any Wholly-Owned Subsidiary into or with the Borrower or any other Wholly-Owned Subsidiary, (b) any merger, consolidation or amalgamation to consummate a Permitted Acquisition, (c) any Acquisition by the Borrower or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary, and (d) any Acquisition of a Person or the equity of a Person which is in, or of assets which are used in, the solid waste business or the business of supplying portable toilets; PROVIDED that any Acquisition described in this CLAUSE (d) (a "PERMITTED ACQUISITION") must satisfy all of the following conditions: (i) each Person so acquired shall comply with all of the terms of this Agreement and the other Loan Documents that are applicable to such Person (including, without limitation, SECTION 8.25);
(ii) in the case of the Acquisition of any Person, either the Board of Directors (or other equivalent governing body) of such Person incumbent at the time such Acquisition is proposed has approved such Acquisition or such Acquisition is otherwise deemed in the reasonable judgment of the Required Lenders to be a "friendly" Acquisition; (iii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of, or would result from the making of, such Acquisition; (iv) either (A) the cash consideration to be paid by the Borrower and its Subsidiaries (including any Debt assumed or issued in connection therewith) in connection with such Acquisition is less than Cdn.$11,000,000 AND the aggregate cash consideration paid by the Borrower and its Subsidiaries (including any Debt assumed or issued in connection therewith) in connection with all Acquisitions in the trailing 12-month period is less than Cdn.$40,000,000 after giving effect to such Acquisition, or (B) the Required Lenders have consented in writing to such Acquisition; (v) the Person so acquired had positive EBITDA which shall be calculated, for such Person's most recently completed fiscal year, to include factually supportable and identifiable cost savings and expenses which (A) are evidenced by the most recent annual (audited if available) and interim financial statements of the Person subject to the Acquisition, are disclosed by the Borrower to the Administrative Agent and are not objected to by the Administrative Agent; or (B) would otherwise be accounted for as an S-X Adjustment, as if such cost savings or expenses were realized on the first day of the applicable period; and (vi) in the case of an Acquisition of a landfill or a Person which owns a landfill, the Borrower shall have delivered to the Administrative Agent and the Lenders an environmental review with respect to such landfill from an environmental consultant (who may be an employee of Borrower) reasonably satisfactory to the Required Lenders and such environmental report shall not disclose that, after giving effect to such Acquisition, there will be any Material Environmental Event.

8.12 ASSET SALES. Not, and not permit any Subsidiary to, make or agree to make an Asset Sale.

8.13 USE OF PROCEEDS. Use the proceeds of the Loans (a) for general corporate purposes of the Borrower and its Subsidiaries (including capital expenditures and payments permitted by SECTION 8.9), (b) for ongoing working capital requirements of the Borrower and its Subsidiaries, and (c) for Permitted Acquisitions; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

8.14 TRANSACTIONS WITH AFFILIATES. Not, and not permit any Subsidiary to, enter into or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than with the Borrower or any Wholly-Owned Subsidiary) which is on terms which are less favourable than are obtainable from any Person which is not one of its Affiliates.

8.15 PENSION PLANS. Maintain, and cause each Subsidiary to maintain, each Pension Plan in material compliance with all applicable Requirements of Law.

8.16  ENVIRONMENTAL COVENANTS.

      8.16.1 ENVIRONMENTAL RESPONSE OBLIGATION. (a) Comply, and cause each Subsidiary to comply, in all material respects with any judicial or administrative order requiring the performance at any real property owned, operated or leased by the Borrower or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material; (b) notify the Administrative Agent within ten Business Days of the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material; and (c) notify the Administrative Agent within ten Business Days of any release, threat of release, or disposal of a Hazardous Material reported by the Borrower or any Subsidiary to any governmental or regulatory authority at any real property owned, operated, or leased by the Borrower or any Subsidiary.

      8.16.2 ENVIRONMENTAL LIABILITIES. (a) Comply, and cause each Subsidiary to comply, in all material respects with all Environmental Laws; (b) without limiting CLAUSE (a), not commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Borrower or any Subsidiary; and (c) without limiting CLAUSE (a), not allow any Lien to be imposed on the Borrower or any Subsidiary pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on any real property owned, operated or leased by the Borrower or any Subsidiary.

8.17 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and not permit any Subsidiary to, enter into or be a party to any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

8.18 FURTHER ASSURANCES. Take, and cause each Subsidiary to take, such actions as the Administrative Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, collateral mortgages, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, and the delivery of opinions of counsel as to the effectiveness of the foregoing) to ensure that (a) the obligations of the Borrower hereunder and under the other Loan Documents to which it is a party are secured by substantially all of the assets of the Borrower and guarantied by all Subsidiaries (other than the Foreign Subsidiaries) of the Borrower; and (b) the obligations of each Guarantor under each Guaranty to which it is a party are secured by substantially all of the assets of such Guarantor; PROVIDED, however, if the Administrative Agent determines, in its sole discretion, that certain assets of the Borrower or any Subsidiary (other than real property assets of the Borrower or any Subsidiary) have a value in the aggregate of less than Cdn.$100,000, the Administrative Agent may waive compliance with this SECTION 8.18, but only in respect of such assets.

8.19 OPERATING LEASES. Not, and not permit any Subsidiary to, be a party to Operating Leases requiring rental payments in excess of Cdn.$5,000,000 in the aggregate (excluding intercompany leases) in any Fiscal Year for the Borrower and its Subsidiaries taken as a whole.

8.20 BUSINESS. Not, and not permit any Subsidiary to, engage in any business other than the solid waste business and the supply of portable toilets.

8.21 INCONSISTENT AGREEMENTS. Not, and not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached by any Borrowing by the Borrower hereunder or by the performance by the Borrower or any Subsidiary of any of its obligations hereunder or under any other Loan Document.

8.22 OTHER NEGATIVE PLEDGES. Not, and not permit any Subsidiary to, enter into any agreement, other than the Loan Documents, with any Person which in any way restricts the ability of the Borrower or any Subsidiary to place a Lien on any of its real or personal property, assets or rights of whatsoever nature.

8.23 REDEEMABLE EQUITY INTERESTS. Not, and not permit any Subsidiary to, issue any Redeemable Equity Interests.

8.24 1312654 ONTARIO INC. Not permit 1312654 Ontario Inc. to hold any assets or to conduct any business whatsoever.

8.25 ADDITIONAL SUBSIDIARIES; ADDITIONAL LIENS. If, at any time on or after the Closing Date, the Borrower or any Subsidiary creates or acquires (including by way of a Permitted Acquisition) an additional Subsidiary or in some other fashion becomes the holder of the equity securities of a new Subsidiary:

                  (a) subject to the proviso in SECTION 8.18, the Borrower will, and will cause any Subsidiary, to immediately execute and deliver to the Administrative Agent a Pledge Agreement in the form of EXHIBIT I-1 or EXHIBIT I-2, as applicable, granting a security interest in 100% of the equity securities of such new Subsidiary owned by the Borrower or such Subsidiary; and

                  (b) to the extent not prohibited by any Requirement of Law and subject to the proviso in SECTION 8.18, the Borrower will cause each new Subsidiary to immediately execute and deliver to the Administrative Agent (i) a Guaranty in the form of EXHIBIT G, and
            (ii) Collateral Mortgages in the form of EXHIBIT H-3, Security Agreements in the form of EXHIBIT H-1 and other security related documents covering such new Subsidiary's property in form and substance satisfactory to the Administrative Agent, acting reasonably;

In connection with the execution and delivery of any guarantee, pledge agreement, collateral mortgage, security agreement or related document pursuant to this SECTION 8.25, the Borrower will or will cause the relevant Subsidiary to, deliver to the Administrative Agent such corporate resolutions, certificates, legal opinions and such other related documents as shall be reasonably requested by the Administrative Agent and consistent with the relevant forms and types thereof delivered on the Closing Date or as shall be otherwise reasonably acceptable to the Administrative Agent. Each guarantee, pledge agreement, collateral mortgage, security agreement and other document delivered pursuant to this SECTION 8.25 shall be deemed to be a Loan Document (and a Collateral Document, where applicable) from and after the date of execution thereof.

8.26 FOREIGN SUBSIDIARIES. The Borrower shall take all actions necessary to cause the Foreign Subsidiaries to be wound up as soon as reasonably practicable, and will provide evidence of their dissolution to the Administrative Agent upon completion of such proceedings.

8.27 WSI ACQUISITION PURCHASE PRICE. Not, and not permit any Subsidiary, to make any payment in cash on account of the purchase price outstanding for the shares in the capital of 1364927 Ontario Limited, 1364928 Ontario Limited and Waste Services Inc. which were purchased by the Borrower pursuant to the WSI Acquisition unless either, (a) the total amount of the combined Commitments has been increased to the Canadian Dollar equivalent of US$65,000,000 and the Aggregate Borrowing Commitment has been increased to US$65,000,000 pursuant to the provisions of this Agreement; or (b) after making such payment in cash the amount by which the combined Commitments exceeds the Total Outstandings (or the amount by which the Aggregate Borrowing Commitment exceeds the Aggregate Borrowing (US Dollar Equivalent)) together with the amount of cash or Cash Equivalent Investments held by the Borrower is equal to or exceeds Cdn.$4,800,000 or, as applicable, the Dollar Equivalent of Cdn. $4,800,000.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

9.1   EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF
DEFAULT":

      (a) NON-PAYMENT OF THE LOANS, ETC. Default in the payment when due of the principal of any Loan, any Bankers' Acceptance, any BA Equivalent Note or any L/C Obligation; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Borrower hereunder or under any other Loan Document.

      (b) NON-PAYMENT OF OTHER DEBT. Any default shall occur under the terms applicable to any Debt of the Borrower or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding Cdn.$2,000,000 and such default shall (i) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (ii) permit the creditor or any trustee thereunder to accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

      (c) OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Borrower or any Subsidiary with respect to any material purchase or lease of goods or services if such default has had or is reasonably likely to have a Material Adverse Effect.

      (d)     VOLUNTARY BANKRUPTCY. The Borrower or any other Loan Party:

            (i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement between it and any class of its creditors;

           (ii) commits an act of bankruptcy under the BANKRUPTCY AND INSOLVENCY ACT (Canada), or makes an assignment of its property for the general benefit of its creditors under such Act, or makes a proposal (or files a notice of its intention to do so) under such Act;

          (iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) and any applicable corporations legislation) or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

           (iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or

            (v) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this
                   SECTION 9.1(d) or in SECTION 9.1(e), or fails to act in a timely and appropriate manner in defense thereof,

      (e) INVOLUNTARY BANKRUPTCY. Any petition is filed, application made or other proceeding instituted against or in respect of the Borrower or any other Loan Party:

            (i)    seeking to adjudicate it an insolvent;

           (ii) seeking a receiving order against it under the BANKRUPTCY AND INSOLVENCY ACT (Canada);

          (iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) and any applicable corporations legislation) or at common law or in equity; or

           (iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property;

and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of 45 days after the institution thereof, PROVIDED that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against the Borrower or any other Loan Party thereunder in the interim, such grace period will cease to apply, and PROVIDED FURTHER that if the Borrower or any other Loan Party files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

      (f) OTHER JURISDICTIONS. Any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of SECTIONS 9.1(d) OR (e).

      (g) JUDGMENTS. One or more judgments for the payment of money in a cumulative amount in excess of Cdn.$1,000,000 (or its then equivalent in any other currency) in the aggregate is rendered against the Borrower, any other Loan Party or any combination thereof and the Borrower or other Loan Party has not (i) provided for its discharge in accordance with its terms within 45 days from the date of entry thereof, or (ii) procured a stay of execution thereof within 45 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment has not been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, PROVIDED that if enforcement and/or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period will cease to apply.

      (h) SEIZURES. Any property of the Borrower or any other Loan Party having a fair market value in excess of Cdn.$1,000,000 (or its then equivalent in any other currency) in the aggregate is seized (including by way of execution, attachment, garnishment, levy or distraint), or any Lien thereon securing Indebtedness in excess of Cdn.$1,000,000 (or its then equivalent in any other currency) is enforced, or such property has become subject to any charging order or equitable execution of a Governmental Authority, or any writ of execution or distress warrant exists in respect of the Borrower, any other Loan Party or the property of any of them, or any sheriff or other Person becomes lawfully entitled by operation of law or otherwise to seize or distrain upon such property and in any case such seizure, enforcement, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, continues in effect and is not released or discharged for more than 10 days or such longer period during which entitlement to the use of such property continues with the Borrower or other Loan Party, and the Borrower or such other Loan Party is contesting the same in good faith and by appropriate proceedings, PROVIDED that if the property is removed from the use of the Borrower or other Loan Party, or is sold, in the interim, such grace period will cease to apply. If the Borrower or the respective Loan Party receives compensation from any Person for an expropriation by any Governmental Authority and such compensation is used to permanently reduce the amount of the Combined Commitments in accordance with SECTION 2.8.2, such expropriation shall not constitute an Event of Default.

      (i) NON-MONETARY JUDGMENTS. One or more final judgments, not involving the payment of money and not otherwise specified in this SECTION 9.1(i), has been rendered against the Borrower or any other Loan Party, the result of which could reasonably be expected to result in a Material Adverse Effect, so long as the Borrower or other Loan Party has not (i) provided for its discharge in accordance with its terms within 45 days from the date of entry thereof, or (ii) procured a stay of execution thereof within 45 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment has been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, PROVIDED that if enforcement and/or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period will cease to apply.

      (j) NON-COMPLIANCE WITH PROVISIONS OF ANY LOAN DOCUMENT. Failure by the Borrower or any Subsidiary to comply with or to perform any covenant set forth in SECTION 8.1.5(a), SECTIONS 8.6 through 8.15 or 8.17 through 8.22 and 8.27; or failure by the Borrower or any Subsidiary to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any of the other provisions of this
SECTION 9) and continuance of such failure for 30 days after written notice thereof to the Borrower from the Administrative Agent or any Lender.

      (k) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrower to the Administrative Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

      (l) PENSION PLANS. Institution of any steps by the Borrower or any other Person to terminate a Pension Plan if as a result of such termination the Borrower could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of the Canadian Dollar equivalent of U.S. $1,000,000.

      (m) INVALIDITY OF COLLATERAL DOCUMENTS, ETC. Any Collateral Document shall cease to be in full force and effect in all material respects with respect to the Loan Party which is a party thereto; any Loan Party shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which it is a party (i) if as a result thereof the Lien on any material portion of the collateral granted thereunder becomes unperfected or is otherwise adversely affected or (ii) within ten days after written request of, the Administrative Agent or any Lender; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

      (n) INVALIDITY OF GUARANTIES, ETC. Any Guaranty shall cease to be in full force and effect with respect to any applicable Guarantor; any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the applicable Guaranty; any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the applicable Guaranty with respect to such Guarantor.

      (o)     CHANGE OF CONTROL. Any Change of Control shall occur.

      (p) BONDING ARRANGEMENTS. The Borrower or any Subsidiary breaches or defaults with respect to the terms of one or more bonded contracts if the effect of such breach or default is to cause one or more Persons issuing bonds for the Borrower or any Subsidiary to take possession of the work under contracts which are subject to bonds aggregating Cdn.$1,000,000 or more.

      (q) MATERIAL ADVERSE CHANGE. Any material adverse change shall occur in (a) the financial condition, operations, business or assets of the Borrower and its Subsidiaries taken as a whole or (b) the ability the Borrower or any other Subsidiary to timely and fully perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party.

      (r) LANDFILL OBLIGATIONS. The Borrower or any Subsidiary fails (i) to make any payment when due, or fails to perform or observe any obligation, under any agreement or instrument relating to any Landfill Obligation if the effect of such failure is to cause, or to permit the holder or holders of such Landfill Obligation to cause, such Landfill Obligation to become due and payable prior to its expressed maturity, or (ii) to permit the holder or holders of such Landfill Obligation to commence foreclosure proceedings with respect to its or their Lien on such landfill (even if prevented from doing so by intercreditor arrangements).

9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

      (a) declare the commitment of each Lender to make any Credit Extension (including any obligation of the Issuing Lender to Issue any Letter of Credit) to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) demand that the Borrower immediately provide Cash Collateral to the Administrative Agent in an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit issued for the account of the Borrower (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), whereupon the Borrower shall become immediately obligated to provide such Cash Collateral;

      (d) demand that the Borrower immediately provide Cash Collateral to the Administrative Agent in an amount equal to the face amount of all outstanding Bankers' Acceptances and BA Equivalent Notes, whereupon the Borrower shall become immediately obligated to provide such Cash Collateral; and

      (e) exercise on behalf of the Administrative Agent and the Lenders all rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents or Requirements of Law.

9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X
                 THE ADMINISTRATIVE AGENT AND THE MANAGING AGENT

10.1  APPOINTMENT AND AUTHORIZATION.

      (a) Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Administrative Agent and the Managing Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Administrative Agent nor the Managing Agent shall have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent or the Managing Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Managing Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent or the Managing Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The Issuing Lender shall act on behalf of the Lenders with respect to the Letters of Credit Issued by it and the L/C-Related Documents until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED, HOWEVER, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent and the Managing Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", or "Managing Agent" as used in this ARTICLE X, and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

10.2 DELEGATION OF DUTIES. The Administrative Agent and the Managing Agent may execute any of their duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Managing Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that they select in the absence of gross negligence or wilful misconduct.

10.3 LIABILITY OF ADMINISTRATIVE AGENT AND MANAGING AGENT. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct in connection with its duties expressly set forth herein), or
(ii) be responsible in any manner to any of the Lenders or Participants for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Managing Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower, any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of Borrower's Subsidiaries or any Loan Party or Affiliates of any of the foregoing.

10.4  RELIANCE BY ADMINISTRATIVE AGENT AND THE MANAGING AGENT.

      (a) The Administrative Agent and the Managing Agent shall each be entitled to rely, and shall each be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any Loan Party), independent accountants and other experts selected by the Administrative Agent or the Managing Agent. The Administrative Agent and the Managing Agent shall each be fully justified in failing or refusing to take any action under this Agreement or under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in SECTION 6.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the

Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt thereof. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be directed by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.6 CREDIT DECISION. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Managing Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or any Loan Party or any Affiliate of any of the foregoing, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Managing Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Loan Parties or any of their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

10.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT AND THE MANAGING AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower or any Loan Party and without limiting the obligation of the Borrower or any Loan Party to do so), ratably according to their Pro Rata Shares, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities to the extent determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or wilful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or wilful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Managing Agent upon demand for its rateable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent and the Managing Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Managing Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the termination of this Agreement, the termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent or the Managing Agent.

10.8 ADMINISTRATIVE AGENT AND MANAGING AGENT IN THEIR INDIVIDUAL CAPACITY. Bank of America and CIBC and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries, the Loan Parties and Affiliates of each of the foregoing as though Bank of America and CIBC were not the Administrative Agent and the Issuing Lender and the Managing Agent, respectively, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or CIBC or their respective Affiliates may receive information regarding the Borrower, its Subsidiaries, the Loan Parties or their respective Affiliates (including information that may be subject to confidentiality obligations in favour of the Borrower or such Subsidiary or such Loan Party or such Affiliate) and acknowledge that Bank of America and CIBC and their respective Affiliates shall be under no obligation to provide such information to them. With respect to their respective Loans, Bank of America and CIBC and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender or the Managing Agent, and the terms "Lender" and "Lenders" include Bank of America and CIBC, each in their individual capacity.

10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 30 days' notice to the Lenders; PROVIDED that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent, from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the Issuing Lender and the respective terms "Administrative Agent" and "Issuing Lender" shall mean such successor administrative agent and successor issuing lender and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as the Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10 ADMINISTRATIVE AGENTS MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, including an Insolvency Proceeding, relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation or BA Borrowing shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations or BA Borrowing and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.4, 4.8 AND 11.4) allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 11.4.

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11 OTHER AGENTS. No Lender or other Person identified on the facing page, the initial page or the signature pages of this Agreement as being an "agent" (other than the "Administrative Agent" and the "Managing Agent" which have been provided for above) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, if any, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified, if any, shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender or other Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

10.12 QUEBEC SECURITY. For greater certainty, and without limiting the powers of the Administrative Agent, or any other Person acting as an agent or mandatary for the Administrative Agent hereunder or under any of the other Loan Documents, the Borrower hereby acknowledges that, for purposes of holding any security granted by the Borrower or any other Loan Party on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or other Loan Party under any bond issued by any Loan Party, the Administrative Agent shall be the holder of an irrevocable power of attorney (i.e. "FONDE DE POUVOIR" within the meaning of the CIVIL CODE OF QUEBEC) for all present and future Lenders, and any Affiliates of a Lender that may from time to time enter into Hedging Agreements with the Borrower or its Subsidiaries. Each Lender, for itself and on behalf of any of its Affiliates that enter into Hedging Agreements with the Borrower or its Subsidiaries which are to be secured under the Loan Documents, hereby irrevocably constitutes, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (i.e. "FONDE DE POUVOIR" within the meaning of Article 2692 of the CIVIL CODE OF QUEBEC) in order to hold security granted by the Borrower or any other Loan Party in the Province of Quebec to secure the obligations of the Borrower or any other Loan Party under any bond issued by any Loan Party. Each assignee of a Lender shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as the holder of such irrevocable power of attorney (FONDE DE POUVOIR) by execution of an Assignment and Assumption Agreement. Each Affiliate of a Lender that enters into a Hedging Agreement which is to be secured under the Loan Documents shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as the holder of such irrevocable power of attorney (FONDE DE POUVOIR) by the execution of such Hedging Agreement and by the delivery of the notice thereof pursuant to Section 2.12 hereof. Each Lender, on behalf of its Affiliates, hereby confirms that it has full authority to confirm and ratify such constitution of the Administrative Agent by its Affiliate. Notwithstanding the provisions of Section 32 of AN ACT RESPECTING THE SPECIAL POWERS OF LEGAL PERSONS (Quebec), the Administrative Agent may acquire and be the holder of any bond issued by any Loan Party. The Borrower hereby acknowledges that such bond constitutes a title of indebtedness, as such term is used in Article 2692 of the CIVIL CODE OF QUEBEC.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing and signed by the Required Lenders (or by the Administrative Agent at the written request or with the written consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment or consent shall:

      (a) waive any condition set forth in SECTION 6.1 without the written consent of each Lender;

      (b) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.2) without the written consent of such Lender directly affected thereby;

      (c) postpone or delay any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document on the Termination Date or on a Commitment Reduction Date without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan, L/C Borrowing or BA Borrowing, or (subject to CLAUSE (v) of the second proviso to this SECTION 11.1) any fees or other amounts payable hereunder or under any other Loan Document or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan, L/C Borrowing or BA Borrowing or any fee payable hereunder without the written consent of each Lender directly affected thereby;

      (e) change SECTION 2.11 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) change any provision of this SECTION 11.1 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

      (g) release any Guaranty, or release all or a material part of the Collateral without the written consent of each Lender;

and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Managing Agent in addition to the Lenders required above, affect the rights or duties of the Managing Agent under this Agreement,
(iv) SECTION 11.9 may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification, (v) the amount of any fee payable pursuant to SECTION 2.5.1(a) may be amended, or rights or privileges under such letter agreements waived, in a writing executed only by the parties to such letter agreements; and (vi) if any increase in the amount of the combined Commitments and the Aggregate Borrowing Commitment is made available in the form of a term loan as contemplated by SECTION 2.1.1, this Agreement may be amended by an agreement between the Borrower and the Administrative Agent, without the need for any further approval or consent from the Lenders, to the extent the Administrative Agent determines to be necessary to establish customary terms and conditions to govern such term loan. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

11.2  NOTICES.

      (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to SUBSECTION
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower or any other Loan Party, the Administrative Agent or the Issuing Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on SCHEDULE 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

           (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified on
                   SCHEDULE 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent or the Issuing Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii)(A) if delivered by hand or by
courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to provisions of SUBSECTION (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent and the Issuing Lender pursuant to ARTICLES II, III, IV OR X shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

      (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to Requirements of Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Electronic mail and Internet and intranet web sites may be used only to distribute routine communications such as financial statements and other similar information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.4 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any Insolvency Proceeding) including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this SECTION 11.4 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Borrowing Commitments and repayment of all other Obligations.

11.5 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honour a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this SECTION 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Borrowing Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.6 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent, the Issuing Lender or any Lender, or the Administrative Agent, the Issuing Lender or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Lender or such Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Administrative Agent.

11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SECTION 11.8, (ii) by way of participation in accordance with the provisions of SECTION 11.8(c), (iii) by way of pledge or assignment of a security interest subject to the restrictions of
SECTION 11.8(e), or (iv) to an SPC in accordance with the provisions of SECTION
11.9 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SECTION 11.8(c) and, to the extent expressly contemplated hereby, the Indemnified Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8  ASSIGNMENTS, PARTICIPATIONS, ETC.

      (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this SUBSECTION (a), participations in L/C Obligations) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in SUBSECTION (f) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than Cdn.$5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the

Administrative Agent, and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of Cdn.$6,500; and
(v) an assignee shall not be entitled to receive any greater payment under
SECTION 5.1 than the applicable Lender would have been entitled to receive with respect to the Commitment or Loan assigned to such assignee, unless the assignment is made with the Borrower's prior written consent (but subject to such limitation, the assignee shall be entitled to the benefits of SECTION 5.3 hereof, which may require the Borrower to compensate Lenders for increased costs, including increased withholding tax rates). Subject to acceptance and recording thereof by the Administrative Agent pursuant to SUBSECTION (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 5.1, 5.3, 5.4, 11.4 AND 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SUBSECTION (c) of this Section.

      (b) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (c) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such

Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 11.1 that directly affects such Participant. Subject to SUBSECTION (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 5.1, 5.3, 5.4, 5.6 AND 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SUBSECTION
(a) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.11 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.11 as though it were a Lender.

      (d) A Participant shall not be entitled to receive any greater payment under SECTION 5.1 OR 5.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 5.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 5.1 as though it were a Lender.

      (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (f)     As used herein, the following terms have the following meanings:

              "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Issuing Lender, and
(ii) unless an Event of Default or an unmatured Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

              "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

              "APPROVED FUND" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      (g) Any assignment or grant of a participation pursuant to this Section shall constitute neither a repayment by the Borrower to the assigning or granting Lender of any Loan included therein, nor a new advance of any such Loan to the Borrower by such Lender or by the Eligible

Assignee or Participant, as the case may be. The parties acknowledge that the Borrower's obligations hereunder with respect to any such Loans will continue and will not constitute new obligations as a result of such assignment or participation.

11.9 SPC. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED THAT (i) nothing herein shall constitute a commitment by any SPC to fund any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under SECTION 5.3) and, for greater certainty, an SPC shall not be entitled to receive any greater payment under SECTION 5.1 than the applicable Lender would have been entitled to receive with respect to the Commitment or Loan granted to such SPC, unless the grant is made with the Borrower's prior written consent (but subject to such limitation, the SPC shall be entitled to the benefits of SECTION 5.3 hereof, which may require the Borrower to compensate Lenders for increased costs, including increased withholding tax rates), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings. In addition, notwithstanding anything to the contrary contained in this herein, any SPC may
(i) with notice to, but without the prior consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its right to receive payment with respect to any Loan to the Granting Lender, and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
SECTION 11.9, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. This section may not be amended without the written consent of each applicable SPC.

11.10 CONFIDENTIALITY. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified in writing as "confidential" or "secret" by the Borrower or any of its Subsidiaries and provided to it by the Borrower or any Subsidiary, or by the Administrative Agent on the Borrower's or any Subsidiary's behalf, under this Agreement, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the Borrower or any Subsidiary known to such Lender; PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Eligible Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) to any Lender or its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

11.11 SET-OFF. In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Issuing Lender, the Administrative Agent, the Agent-Related Persons and the Indemnified Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

11.16 GOVERNING LAW AND JURISDICTION.

      (a) THIS AGREEMENT AND ANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO (INCLUDING THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN).

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ONTARIO LAW.

11.17 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT

ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.18 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement, including SECTION
5.10 (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Requirements of Law).

11.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents and any letters relating to fees described in SECTION 2.5.1 or SUBSECTION 4.8(b), embodies the entire agreement and understanding among the Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.20 ACKNOWLEDGEMENTS AND AGREEMENTS REGARDING COLLATERAL RELEASES. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (A) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and the expiration or termination of all Letters of Credit and all other obligations of the Borrower hereunder;
(ii) covering property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or under any other Loan Document; or (iii) subject to SECTION 11.1, if approved, authorized or ratified in writing by the Required Lenders; (B) to subordinate its interest in any Collateral to the holder of any Lien on such Collateral permitted by SUBSECTION 8.8(f); and (c) to execute and deliver releases and/or subordinations with respect to any property in which neither the Borrower nor any Subsidiary has any interest (other than an interest as lessee of such property under an operating lease). Each Lender irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under any Guaranty if Guarantor ceases to be a Subsidiary of the Borrower as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of collateral or to release a particular Guarantor from its obligation under the Guaranty pursuant to this SECTION 11.20 (it being understood that the Administrative Agent is not required to obtain any such confirmation).

11.21 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or an Unmatured Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan, L/C Obligations, Borrowing or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                CAPITAL ENVIRONMENTAL RESOURCE,
                                INC./RESSOURCES ENVIRONNEMENTALES
                                CAPITAL INC.


                                By: /s/ Thomas E. Durkin, III
                                    --------------------------------------------
                                Name:  Thomas E. Durkin, III
                                       -----------------------------------------
                                Title: Senior Vice President and General Counsel
                                       -----------------------------------------

                                BANK OF AMERICA, N.A. (Canada Branch), as
                                Administrative Agent


                                By: /s/ Nelson Lam
                                    --------------------------------------------
                                Name:  Nelson Lam
                                       -----------------------------------------
                                Title: Vice President
                                       -----------------------------------------

                                BANK OF AMERICA, N.A. (Canada Branch), as a
                                Lender and as the Issuing Lender


                                By: /s/ Nelson Lam
                                    --------------------------------------------
                                Name:  Nelson Lam
                                       -----------------------------------------
                                Title: Vice President
                                       -----------------------------------------

                                CANADIAN IMPERIAL BANK OF COMMERCE,
                                as a Lender and as Managing Agent


                                By: /s/ Christine Cooper
                                    --------------------------------------------
                                Name:  Christine Cooper
                                       -----------------------------------------
                                Title: Director
                                       -----------------------------------------

                                BANK OF NOVA SCOTIA, as a Lender


                                By: /s/ P.J. Armstrong
                                    --------------------------------------------
                                Name:  P.J. Armstrong
                                       -----------------------------------------
                                Title: Vice President & Manager
                                       -----------------------------------------